1 7958 South Chester Street, Centennial, CO Square Feet: 167,917 United Launch Alliance Corporate Headquarters All amounts in this report are unaudited. Fourth Quarter 2016 Supplemental Operating and Financial Data Select Income REIT 45101 Warp Drive, Sterling, VA Square Feet: 337,228 Orbital ATK (NYSE: OA) Corporate Headquarters Exhibit 99.2

Select Income REIT Supplemental Operating and Financial Data, December 31, 2016 2 TABLE OF CONTENT S PAGE/EXHIBIT CORPORATE INFORMATION Company Profile 7 Investor Information 8 Research Coverage 9 FINANCIALS Key Financial Data 11 Consolidated Balance Sheets 12 Consolidated Statements of Income 13 Consolidated Statements of Cash Flows 14 Debt Summary 16 Debt Maturity Schedule 17 Leverage Ratios, Coverage Ratios and Public Debt Covenants 18 Capital Expenditures Summary 19 Property Acquisitions and Dispositions Information Since 1/1/16 20 Calculation of Property Net Operating Income (NOI) and Cash Basis NOI 21 Reconciliation of NOI to Same Property NOI and Calculation of Same Property Cash Basis NOI 22 Calculation of EBITDA and Adjusted EBITDA 23 Calculation of Funds from Operations (FFO) Attributed to SIR and Normalized FFO Attributed to SIR 24 Definitions of Certain Non-GAAP Financial Measures 25 PORTFOLIO INFORMATION Portfolio Summary by Property Type 27 Same Property Results of Operations 28 Leasing Summary 30 Occupancy and Leasing Analysis by Property Type 31 Tenant Diversity and Credit Characteristics 32 Tenants Representing 1% or More of Total Annualized Rental Revenue 33 Three Year Lease Expiration Schedule by Property Type 34 Portfolio Lease Expiration Schedule 35 Hawaii Land Rent Reset Summary 36 EXHIBIT Property Detail A TABLE OF CONTENTS

Select Income REIT Supplemental Operating and Financial Data, December 31, 2016 3 W ARNING CONCERNING FO RW ARD LOOKING S TA TEMENT S THIS PRESENTATION OF SUPPLEMENTAL OPERATING AND FINANCIAL DATA CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “WILL”, “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. FORWARD LOOKING STATEMENTS IN THIS REPORT RELATE TO VARIOUS ASPECTS OF OUR BUSINESS, INCLUDING: • THE LIKELIHOOD THAT OUR TENANTS WILL PAY RENT OR BE NEGATIVELY AFFECTED BY CYCLICAL ECONOMIC CONDITIONS, • THE LIKELIHOOD THAT OUR TENANTS WILL RENEW OR EXTEND THEIR LEASES OR THAT WE WILL BE ABLE TO OBTAIN REPLACEMENT TENANTS, • OUR ACQUISITIONS OF PROPERTIES, • OUR SALES OF PROPERTIES, • OUR ABILITY TO COMPETE FOR ACQUISITIONS AND TENANCIES EFFECTIVELY, • THE LIKELIHOOD THAT OUR RENTS MAY INCREASE WHEN RENTS ARE RESET AT OUR LEASED LANDS IN HAWAII, • OUR ABILITY TO PAY DISTRIBUTIONS TO OUR SHAREHOLDERS AND THE AMOUNT OF SUCH DISTRIBUTIONS, • THE FUTURE AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY, • OUR POLICIES AND PLANS REGARDING INVESTMENTS, FINANCINGS AND DISPOSITIONS, • OUR ABILITY TO RAISE EQUITY OR DEBT CAPITAL, • OUR ABILITY TO PAY INTEREST ON AND PRINCIPAL OF OUR DEBT, • OUR ABILITY TO APPROPRIATELY BALANCE OUR USE OF DEBT AND EQUITY CAPITAL, • OUR CREDIT RATINGS, • OUR EXPECTATION THAT WE BENEFIT FROM OUR OWNERSHIP OF THE RMR GROUP INC., OR RMR INC., • OUR EXPECTATION THAT WE BENEFIT FROM OUR OWNERSHIP OF AFFILIATES INSURANCE COMPANY, OR AIC, AND FROM OUR PARTICIPATION IN INSURANCE PROGRAMS ARRANGED BY AIC, • OUR QUALIFICATION FOR TAXATION AS A REAL ESTATE INVESTMENT TRUST, OR REIT, • THE CREDIT QUALITIES OF OUR TENANTS, AND • OTHER MATTERS. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FORWARD LOOKING STATEMENTS AND UPON OUR BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION, FUNDS FROM OPERATIONS, OR FFO, ATTRIBUTED TO SELECT INCOME REIT, OR SIR, NORMALIZED FUNDS FROM OPERATIONS, OR NORMALIZED FFO, ATTRIBUTED TO SIR, NET OPERATING INCOME, OR NOI, CASH BASIS NOI, EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION, OR EBITDA, EBITDA AS ADJUSTED, OR ADJUSTED EBITDA, CASH FLOWS, LIQUIDITY AND PROSPECTS INCLUDE, BUT ARE NOT LIMITED TO: • THE IMPACT OF CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON US AND OUR TENANTS, • COMPETITION WITHIN THE REAL ESTATE INDUSTRY, PARTICULARLY IN THOSE MARKETS IN WHICH OUR PROPERTIES ARE LOCATED, • COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS, ACCOUNTING RULES, TAX LAWS AND SIMILAR MATTERS, • LIMITATIONS IMPOSED ON OUR BUSINESS AND OUR ABILITY TO SATISFY COMPLEX RULES IN ORDER FOR US TO QUALIFY FOR TAXATION AS A REIT FOR U.S. FEDERAL INCOME TAX PURPOSES, • ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH OUR RELATED PARTIES, INCLUDING OUR MANAGING TRUSTEES, THE RMR GROUP LLC, OR RMR LLC, RMR INC., GOVERNMENT PROPERTIES INCOME TRUST, OR GOV, SENIOR HOUSING PROPERTIES TRUST, OR SNH, AIC, AND OTHERS AFFILIATED WITH THEM, AND WARNING CONCERNING FORWARD LOOKING STATEMENTS

Select Income REIT Supplemental Operating and Financial Data, December 31, 2016 4 W ARNING CONCERNING FO RW ARD LOOKING S TA TEMENTS (CONTINUED ) • ACTS OF TERRORISM, OUTBREAKS OF SO CALLED PANDEMICS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND OUR CONTROL. FOR EXAMPLE: • OUR ABILITY TO MAKE FUTURE DISTRIBUTIONS TO OUR SHAREHOLDERS AND TO MAKE PAYMENTS OF PRINCIPAL AND INTEREST ON OUR INDEBTEDNESS DEPENDS UPON A NUMBER OF FACTORS, INCLUDING OUR FUTURE EARNINGS AND THE CAPITAL COSTS WE INCUR TO LEASE OUR PROPERTIES AND OUR WORKING CAPITAL REQUIREMENTS. WE MAY BE UNABLE TO PAY OUR DEBT OBLIGATIONS OR TO MAINTAIN OUR CURRENT RATE OF DISTRIBUTIONS ON OUR COMMON SHARES AND FUTURE DISTRIBUTIONS MAY BE REDUCED OR ELIMINATED, • OUR ABILITY TO GROW OUR BUSINESS AND INCREASE OUR DISTRIBUTIONS DEPENDS IN LARGE PART UPON OUR ABILITY TO BUY PROPERTIES AND LEASE THEM FOR RENTS, LESS PROPERTY OPERATING COSTS, THAT EXCEED OUR CAPITAL COSTS. WE MAY BE UNABLE TO IDENTIFY PROPERTIES THAT WE WANT TO ACQUIRE OR TO NEGOTIATE ACCEPTABLE PURCHASE PRICES, ACQUISITION FINANCING OR LEASE TERMS FOR NEW PROPERTIES, • CONTINGENCIES IN OUR ACQUISITION AND SALE AGREEMENTS MAY NOT BE SATISFIED AND OUR PENDING ACQUISITIONS AND SALES MAY NOT OCCUR, MAY BE DELAYED OR THE TERMS OF SUCH TRANSACTIONS MAY CHANGE, • RENTS THAT WE CAN CHARGE AT OUR PROPERTIES MAY DECLINE BECAUSE OF CHANGING MARKET CONDITIONS OR OTHERWISE, • A SIGNIFICANT NUMBER OF OUR HAWAII PROPERTIES ARE LANDS LEASED FOR RENTS THAT ARE PERIODICALLY RESET BASED ON THEN CURRENT FAIR MARKET VALUES. REVENUES FROM OUR PROPERTIES IN HAWAII HAVE GENERALLY INCREASED DURING OUR OWNERSHIP AS THE LEASES FOR THOSE PROPERTIES HAVE BEEN RESET OR RENEWED. THERE CAN BE NO ASSURANCE THAT REVENUES FROM OUR HAWAII PROPERTIES WILL INCREASE AS A RESULT OF FUTURE RENT RESETS OR LEASE RENEWALS, AND FUTURE RENTS FROM THESE PROPERTIES COULD DECREASE OR NOT INCREASE TO THE EXTENT THEY HAVE IN THE PAST, • WE MAY NOT SUCCEED IN FURTHER DIVERSIFYING OUR REVENUE SOURCES AND ANY DIVERSIFICATION WE MAY ACHIEVE MAY NOT MITIGATE OUR PORTFOLIO RISKS OR IMPROVE THE SECURITY OF OUR REVENUES OR OUR OPERATING PERFORMANCE, • OUR POSSIBLE REDEVELOPMENT OF CERTAIN OF OUR HAWAII PROPERTIES MAY NOT BE REALIZED OR BE SUCCESSFUL, • THE UNEMPLOYMENT RATE OR ECONOMIC CONDITIONS IN AREAS WHERE OUR PROPERTIES ARE LOCATED MAY BECOME WORSE IN THE FUTURE. SUCH CIRCUMSTANCES OR OTHER CONDITIONS MAY REDUCE DEMAND FOR LEASING OFFICE AND INDUSTRIAL SPACE. IF THE DEMAND FOR LEASING OFFICE AND INDUSTRIAL SPACE IS REDUCED, WE MAY BE UNABLE TO RENEW LEASES WITH OUR TENANTS AS LEASES EXPIRE OR ENTER INTO NEW LEASES AT RENTAL RATES AS HIGH AS EXPIRING RATES, AND OUR FINANCIAL RESULTS MAY DECLINE, • OUR BELIEF THAT THERE IS A LIKELIHOOD THAT TENANTS MAY RENEW OR EXTEND OUR LEASES WHEN THEY EXPIRE WHENEVER THEY HAVE MADE SIGNIFICANT INVESTMENTS IN THE LEASED PROPERTIES, OR BECAUSE THOSE PROPERTIES MAY BE OF STRATEGIC IMPORTANCE TO THEM, MAY NOT BE REALIZED, • SOME OF OUR TENANTS MAY NOT RENEW EXPIRING LEASES, AND WE MAY BE UNABLE TO OBTAIN NEW TENANTS TO MAINTAIN OR INCREASE THE HISTORICAL OCCUPANCY RATES OF, OR RENTS FROM, OUR PROPERTIES, • WE MAY INCUR SIGNIFICANT COSTS TO PREPARE A PROPERTY FOR A TENANT, PARTICULARLY FOR SINGLE TENANT PROPERTIES, • CONTINUED AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY IS SUBJECT TO OUR SATISFYING CERTAIN FINANCIAL COVENANTS AND OTHER CUSTOMARY CREDIT FACILITY CONDITIONS THAT WE MAY BE UNABLE TO SATISFY, • ACTUAL COSTS UNDER OUR REVOLVING CREDIT FACILITY OR OTHER FLOATING RATE CREDIT FACILITIES WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF OTHER FEES AND EXPENSES ASSOCIATED WITH SUCH FACILITIES, • WE MAY BE UNABLE TO REPAY OUR DEBT OBLIGATIONS WHEN THEY BECOME DUE, • THE MAXIMUM BORROWING AVAILABILITY UNDER OUR REVOLVING CREDIT FACILITY AND TERM LOAN MAY BE INCREASED TO UP TO $2.2 BILLION ON A COMBINED BASIS IN CERTAIN CIRCUMSTANCES; HOWEVER, INCREASING THE MAXIMUM BORROWING AVAILABILITY UNDER OUR REVOLVING CREDIT FACILITY AND TERM LOAN IS SUBJECT TO OUR OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH MAY NOT OCCUR, WARNING CONCERNING FORWARD LOOKING STATEMENTS (CONTINUED)

Select Income REIT Supplemental Operating and Financial Data, December 31, 2016 5 W ARNING CONCERNING FO RW ARD LOOKING S TA TEMENTS (CONTINUED ) • WE HAVE THE OPTION TO EXTEND THE MATURITY DATE OF OUR REVOLVING CREDIT FACILITY UPON PAYMENT OF A FEE AND MEETING OTHER CONDITIONS. HOWEVER, THE APPLICABLE CONDITIONS MAY NOT BE MET, • WE RECEIVED AN ASSESSMENT FROM THE STATE OF WASHINGTON FOR REAL ESTATE EXCISE TAX, INTEREST AND PENALTIES OF $2.8 MILLION ON CERTAIN PROPERTIES WE ACQUIRED IN CONNECTION WITH OUR ACQUISITION OF COLE CORPORATE INCOME TRUST, INC. IN JANUARY 2015. ALTHOUGH WE BELIEVE WE ARE NOT LIABLE FOR THIS TAX AND ARE DISPUTING THIS ASSESSMENT, WE MAY NOT SUCCEED IN HAVING ALL OR ANY PART OF THIS ASSESSMENT NULLIFIED, • THE BUSINESS MANAGEMENT AND PROPERTY MANAGEMENT AGREEMENTS BETWEEN US AND RMR LLC HAVE CONTINUING 20 YEAR TERMS. HOWEVER, THOSE AGREEMENTS INCLUDE TERMS WHICH PERMIT EARLY TERMINATION IN CERTAIN CIRCUMSTANCES. ACCORDINGLY, WE CANNOT BE SURE THAT THESE AGREEMENTS WILL REMAIN IN EFFECT FOR CONTINUING 20 YEAR TERMS OR FOR SHORTER TERMS, • WE BELIEVE THAT OUR RELATIONSHIPS WITH OUR RELATED PARTIES, INCLUDING RMR LLC, RMR INC., GOV, SNH, AIC AND OTHERS AFFILIATED WITH THEM MAY BENEFIT US AND PROVIDE US WITH COMPETITIVE ADVANTAGES IN OPERATING AND GROWING OUR BUSINESS. HOWEVER, THE ADVANTAGES WE BELIEVE WE MAY REALIZE FROM THESE RELATIONSHIPS MAY NOT MATERIALIZE, AND • THE PREMIUMS USED TO DETERMINE THE INTEREST RATE PAYABLE ON OUR REVOLVING CREDIT FACILITY AND TERM LOAN AND THE FACILITY FEE PAYABLE ON OUR REVOLVING CREDIT FACILITY ARE BASED ON OUR CREDIT RATINGS. FUTURE CHANGES IN OUR CREDIT RATINGS MAY CAUSE THE INTEREST AND FEES WE PAY TO INCREASE. CURRENTLY UNEXPECTED RESULTS COULD OCCUR DUE TO MANY DIFFERENT CIRCUMSTANCES, SOME OF WHICH ARE BEYOND OUR CONTROL, SUCH AS ACTS OF TERRORISM, NATURAL DISASTERS, CHANGES IN OUR TENANTS’ FINANCIAL CONDITIONS, THE MARKET DEMAND FOR LEASED SPACE OR CHANGES IN CAPITAL MARKETS OR THE ECONOMY GENERALLY. THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION "RISK FACTORS" IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS. EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. WARNING CONCERNING FORWARD LOOKING STATEMENTS (CONTINUED)

6 CORPORATE INFORMATION 6 350 Spectrum Loop, Colorado Springs, CO Square Feet: 155,808 FedEx Corporation (NYSE: FDX) Rocky Mountain Tech Center

Select Income REIT Supplemental Operating and Financial Data, December 31, 2016 7 COM PAN Y PROFIL E Corporate Headquarters: Two Newton Place 255 Washington Street, Suite 300 Newton, MA 02458-1634 (t) (617) 796-8303 (f) (617) 796-8335 Stock Exchange Listing: Nasdaq Trading Symbol: Common Shares: SIR Issuer Ratings: Moody’s: Baa2 Standard & Poor’s: BBB- The Company: Select Income REIT, or SIR, we, our or us, is a real estate investment trust, or REIT, which owns properties that are primarily net leased to single tenants. As of December 31, 2016, we owned 121 properties (362 buildings, leasable land parcels and easements) with approximately 44.8 million rentable square feet located in 35 states, including 11 properties (229 buildings, leasable land parcels and easements) with approximately 17.8 million square feet which are primarily leasable industrial and commercial lands located in Hawaii. We have been investment grade rated since 2014, and we are included in the Russell 2000® Index and the MSCI US REIT Index. COMPANY PROFILE Management: SIR is managed by The RMR Group LLC, the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR). RMR is an alternative asset management company that was founded in 1986 to manage real estate companies and related businesses. RMR primarily provides management services to four publicly owned real estate investment trusts, or REITs, and three real estate related operating businesses. In addition to managing SIR, RMR manages Hospitality Properties Trust, a REIT that owns hotels and travel centers, Senior Housing Properties Trust, a REIT that primarily owns healthcare, senior living and medical office buildings, and Government Properties Income Trust, a REIT that primarily owns properties leased to the U.S. and state governments. RMR also provides management services to TravelCenters of America LLC, a publicly traded operator of travel centers along the U.S. Interstate Highway System, convenience stores and restaurants, Five Star Quality Care, Inc., a publicly traded operator of senior living communities, and Sonesta International Hotels Corporation, a privately owned franchisor and operator of hotels and cruise ships. RMR also manages publicly traded securities of real estate companies and private commercial real estate debt funds through wholly owned SEC registered investment advisory subsidiaries. As of December 31, 2016, RMR had $27.2 billion of real estate assets under management and the combined RMR managed companies had approximately $11 billion of annual revenues, over 1,400 properties and more than 53,000 employees. We believe that being managed by RMR is a competitive advantage for SIR because of RMR’s depth of management and experience in the real estate industry. We also believe RMR provides management services to us at costs that are lower than we would have to pay for similar quality services. (1) See page 24 for the calculations of FFO attributed to SIR and Normalized FFO attributed to SIR and a reconciliation of net income attributed to SIR, determined in accordance with U.S. generally accepted accounting principles, or GAAP, to those amounts. Key Data (as of 12/31/2016): (dollars and sq. ft. in 000s) Total properties 121 Total sq. ft. 44,813 Percent leased 96.8% Q4 2016 total revenue $ 114,835 Q4 2016 net income attributed to SIR $ 24,222 Q4 2016 Normalized FFO attributed to SIR (1) $ 63,463

INVESTOR INFORMATION

INVESTOR INFORMATION

Board of Trustees

Donna D. Fraiche
Independent Trustee

William A. Lamkin
Independent Trustee

Jeffrey P. Somers
Independent Trustee

Adam D. Portnoy
Managing Trustee

Barry M. Portnoy
Managing Trustee

Senior Management

David M. Blackman
President and Chief Operating Officer

John C. Popeo
Chief Financial Officer and Treasurer

Contact Information

Investor Relations
Select Income REIT
Two Newton Place
255 Washington Street, Suite 300
Newton, MA 02458-1634
(t) (617) 796-8303
(f) (617) 796-8335
(e-mail) info@sirreit.com

Inquiries
Financial inquiries should be directed to John C. Popeo, Chief Financial Officer and Treasurer, at (617) 796-8303 or jpopeo@sirreit.com.

Investor and media inquiries should be directed to Christopher Ranjitkar, Director, Investor Relations, at (617) 796-8320 or cranjitkar@sirreit.com.

Select Income REIT
Supplemental Operating and Financial Data, December 31, 2016
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Select Income REIT Supplemental Operating and Financial Data, December 31, 2016 9 RESEARCH COVERAG E RESEARCH COVERAGE Equity Research Coverage Bank of America / Merrill Lynch James Feldman (646) 855-5808 james.feldman@baml.com FBR Capital Markets & Co. Bryan Maher (646) 885-5423 bmaher@fbr.com JMP Securities Mitch Germain (212) 906-3546 mgermain@jmpsecurities.com Morgan Stanley Vikram Malhotra (212) 761-7064 vikram.malhotra@morganstanley.com RBC Capital Markets Michael Carroll (440) 715-2649 michael.carroll@rbccm.com SIR is followed by the analysts and its credit is rated by the rating agencies listed above. Please note that any opinions, estimates or forecasts regarding SIR’s performance made by these analysts or agencies do not represent opinions, forecasts or predictions of SIR or its management. SIR does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies. Rating Agencies Moody’s Investors Service Griselda Bisono (212) 553-4985 griselda.bisono@moodys.com Standard & Poor’s Michael Souers (212) 438-2508 michael.souers@standardandpoors.com

10 FINANCIALS 10 351, 401, 501 Elliott Ave West, Seattle, WA Square Feet: 299,643 F5 Networks (Nasdaq: FFIV) Corporate Headquarters

KEY FINANCIAL DATA

KEY FINANCIAL DATA

(dollars in thousands, except per share data)

	As of and For the Three Months Ended				
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Selected Balance Sheet Data:					
Total gross assets [1]	$ 4,882,310	$ 4,880,238	$ 4,853,401	$ 4,876,990	$ 4,849,124
Total assets	$ 4,639,682	$ 4,657,256	$ 4,649,793	$ 4,692,810	$ 4,684,345
Total liabilities	$ 2,565,720	$ 2,565,322	$ 2,553,157	$ 2,591,733	$ 2,587,385
Total shareholders' equity	$ 2,073,962	$ 2,091,934	$ 2,096,636	$ 2,101,077	$ 2,096,960
Selected Income Statement Data:					
Total revenues	$ 114,835	$ 115,036	$ 114,904	$ 117,232	$ 114,794
Net income	$ 24,222	$ 28,568	$ 30,752	$ 32,812	$ 10,917
Net income attributed to SIR [2]	$ 24,222	$ 28,568	$ 30,752	$ 32,779	$ 10,876
NOI [3]	$ 90,551	$ 89,887	$ 91,747	$ 93,986	$ 92,749
Adjusted EBITDA [4]	$ 84,444	$ 83,322	$ 85,472	$ 87,359	$ 88,150
FFO [5]	$ 63,228	$ 61,934	$ 64,157	$ 66,204	$ 43,526
Normalized FFO attributed to SIR [5]	$ 63,463	$ 61,947	$ 64,157	$ 66,262	$ 67,510
Per Share Data:					
Net income attributed to SIR - basic and diluted	$ 0.27	$ 0.32	$ 0.34	$ 0.37	$ 0.12
FFO attributed to SIR - basic and diluted [5]	$ 0.71	$ 0.69	$ 0.72	$ 0.74	$ 0.49
Normalized FFO attributed to SIR - basic and diluted [5]	$ 0.71	$ 0.69	$ 0.72	$ 0.74	$ 0.76
Dividends:					
Annualized dividends paid per share [6]	$ 2.04	$ 2.04	$ 2.00	$ 2.00	$ 2.00
Annualized dividend yield (at end of period) [6]	8.1%	7.6%	7.7%	8.7%	10.1%
Normalized FFO payout ratio [5] [6]	71.8%	73.9%	69.4%	67.6%	65.8%

(1) Total gross assets is total assets plus accumulated depreciation.
(2) Excludes an 11% non-controlling interest of a third party in one property. In February 2016, we purchased this 11% interest and the non-controlling interest was then eliminated as a result.
(3) See page 21 for the calculation of NOI and a reconciliation of that amount to net income determined in accordance with GAAP.
(4) See page 23 for the calculation of Adjusted EBITDA and a reconciliation of net income determined in accordance with GAAP to that amount.
(5) See page 24 for the calculation of FFO attributed to SIR and Normalized FFO attributed to SIR and a reconciliation of net income attributed to SIR determined in accordance with GAAP to those amounts.
(6) Annualized dividends paid per share for the three months ended December 31, 2015 excludes a $0.21 per common share non-cash distribution of RMR common stock to our shareholders on December 14, 2015.

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Select Income REIT Supplemental Operating and Financial Data, December 31, 2016 12 CONSOLID ATED BALANCE SHEET S CONSOLIDATED BALANCE SHEETS December 31, 2016 2015 ASSETS Real estate properties: Land $ 1,038,686 $ 1,036,425 Buildings and improvements 3,103,734 3,083,243 4,142,420 4,119,668 Accumulated depreciation (242,628) (164,779) 3,899,792 3,954,889 Acquired real estate leases, net 506,298 566,195 Cash and cash equivalents 22,127 17,876 Restricted cash 44 1,171 Rents receivable, including straight line rents of $117,008 and $92,264, respectively, net of allowance for doubtful accounts of $873 and $464, respectively 124,089 99,307 Deferred leasing costs, net 10,051 7,221 Other assets, net 77,281 37,686 Total assets $ 4,639,682 $ 4,684,345 LIABILITIES AND SHAREHOLDERS' EQUITY Unsecured revolving credit facility $ 327,000 $ 303,000 Unsecured term loan, net 348,373 347,876 Senior unsecured notes, net 1,430,300 1,426,025 Mortgage notes payable, net 245,643 286,706 Accounts payable and other liabilities 101,605 105,403 Assumed real estate lease obligations, net 77,622 86,495 Rents collected in advance 18,815 16,295 Security deposits 11,887 11,845 Due to related persons 4,475 3,740 Total liabilities 2,565,720 2,587,385 Commitments and contingencies Shareholders' equity: Common shares of beneficial interest, $.01 par value: 125,000,000 shares authorized; 89,427,869 and 89,374,029 shares issued and outstanding, respectively 894 894 Additional paid in capital 2,179,669 2,178,477 Cumulative net income 441,307 324,986 Cumulative other comprehensive income (loss) 20,472 (19,587) Cumulative common distributions (568,380) (387,810) Total shareholders' equity 2,073,962 2,096,960 Total liabilities and shareholders' equity $ 4,639,682 $ 4,684,345 (dollars in thousands, except per share data)

CONSOLIDATED STATEMENTS OF INCOME

CONSOLIDATED STATEMENTS OF INCOME

(dollar and share amounts in thousands, except per share data)

	For the Three Months Ended December 31, 2016	For the Three Months Ended December 31, 2015	For the Year Ended December 31, 2016	For the Year Ended December 31, 2015
Revenues:				
Rental income	$ 96,503	$ 96,750	$ 387,015	$ 364,139
Tenant reimbursements and other income	18,332	18,044	74,992	64,226
Total revenues	114,835	114,794	462,007	428,365
Expenses:				
Real estate taxes	11,314	10,213	42,879	37,460
Other operating expenses	12,970	11,832	52,957	41,953
Depreciation and amortization	33,522	32,727	133,762	122,906
Acquisition related costs	235	267	306	21,987
General and administrative	6,699	6,371	28,602	25,859
Loss on asset impairment	5,484	—	5,484	—
Total expenses	70,224	61,410	263,990	250,165
Operating income	44,611	53,384	198,017	178,200
Dividend income	396	1,666	1,268	1,666
Interest expense (including net amortization of debt issuance costs, premiums and discounts of $1,384, $1,362, $5,508 and $5,100, respectively)	(20,737)	(20,175)	(82,620)	(73,885)
Loss on early extinguishment of debt	—	—	—	(6,845)
Loss on distribution to common shareholders of RMR common stock	—	(23,717)	—	(23,717)
Income before income tax expense and equity in earnings (loss) of an investee	24,270	11,158	116,665	75,419
Income tax expense	(78)	(191)	(448)	(515)
Equity in earnings (loss) of an investee	30	(50)	137	20
Net income	24,222	10,917	116,354	74,924
Net income allocated to noncontrolling interest	—	(41)	(33)	(176)
Net income attributed to SIR	$ 24,222	$ 10,876	$ 116,321	$ 74,748
Weighted average common shares outstanding - basic	89,331	89,285	89,304	86,699
Weighted average common shares outstanding - diluted	89,335	89,291	89,324	86,708
Net income attributed to SIR per common share - basic and diluted	$ 0.27	$ 0.12	$ 1.30	$ 0.86
Additional Data:				
General and administrative expenses / total revenues	5.8%	5.5%	6.2%	6.0%
General and administrative expenses / total assets (at end of period)	0.1%	0.1%	0.6%	0.6%
Non-cash straight line rent adjustments included in rental income (1)	$ 5,690	$ 6,975	$ 24,744	$ 27,370
Lease value amortization included in rental income (1)	$ 434	$ 548	$ 1,732	$ 3,430
Lease termination fees included in rental income	$ —	$ 75	$ —	$ 123
Non-cash amortization included in other operating expenses (2)	$ 213	$ 215	$ 852	$ 430
Non-cash amortization included in general and administrative expenses (2)	$ 344	$ 344	$ 1,378	$ 838

(1) We report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

(2) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR common stock in June 2015. This liability is being amortized on a straight line basis through December 31, 2035 as an allocated reduction to business management fees and property management fees, which are included in general and administrative and other operating expenses, respectively.

Select Income REIT
Supplemental Operating and Financial Data, December 31, 2016
13

Select Income REIT Supplemental Operating and Financial Data, December 31, 2016 14 CONSOLID ATED S TA TEMENTS OF CASH FLOW S CONSOLIDATED STATEMENTS OF CASH FLOWS For the Year Ended December 31, 2016 2015 CASH FLOWS FROM OPERATING ACTIVITIES: Net income $ 116,354 $ 74,924 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation 78,151 72,448 Net amortization of debt issuance costs, premiums and discounts 5,508 5,100 Amortization of acquired real estate leases and assumed real estate lease obligations 52,691 46,059 Amortization of deferred leasing costs 1,413 1,058 Provision for losses on rents receivable 496 (463) Straight line rental income (24,744) (27,370) Loss on asset impairment 5,484 — Loss on early extinguishment of debt — 6,845 Loss on distribution to common shareholders of RMR common stock — 23,717 Other non-cash expenses, net (607) 484 Equity in earnings of an investee (137) (20) Change in assets and liabilities: Restricted cash 1,127 16 Rents receivable (534) 1,265 Deferred leasing costs (4,485) (1,888) Other assets (883) (1,772) Accounts payable and other liabilities (572) 28,287 Rents collected in advance 2,520 (3,587) Security deposits 42 436 Due to related persons 735 2,234 Net cash provided by operating activities 232,559 227,773 CASH FLOWS FROM INVESTING ACTIVITIES: Real estate acquisitions and deposits (18,046) (2,179,621) Real estate improvements (8,862) (3,797) Proceeds from sale of properties, net — 501,668 Investment in The RMR Group Inc. — (19,219) Net cash used in investing activities (26,908) (1,700,969) CASH FLOWS FROM FINANCING ACTIVITIES: Proceeds from issuance of senior unsecured notes, net — 1,433,694 Proceeds from borrowings 205,000 1,819,000 Repayments of borrowings (221,525) (1,593,245) Debt issuance costs — (23,761) Distributions to common shareholders (180,570) (157,597) Repurchase of common shares (331) (130) Purchase of noncontrolling interest (3,908) — Distributions to noncontrolling interest (66) (393) Net cash (used in) provided by financing activities (201,400) 1,477,568 Increase in cash and cash equivalents 4,251 4,372 Cash and cash equivalents at beginning of period 17,876 13,504 Cash and cash equivalents at end of period $ 22,127 $ 17,876 (dollars in thousands)

Select Income REIT Supplemental Operating and Financial Data, December 31, 2016 15 CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED) (dollars in thousands) For the Year Ended December 31, 2016 2015 SUPPLEMENTAL DISCLOSURES: Interest paid $ 76,930 $ 45,078 Income taxes paid $ 428 $ 293 NON-CASH INVESTING ACTIVITIES: Real estate and investment acquired by issuance of shares $ — $ (736,740) Real estate acquired by assumption of mortgage notes payable $ — $ (297,698) Real estate sold by assumption of mortgage notes payable $ — $ 29,955 Working capital assumed $ — $ (13,333) NON-CASH FINANCING ACTIVITIES: Assumption of mortgage notes payable $ — $ 297,698 Mortgage notes payable assumed in real estate sale $ — $ (29,955) Issuance of SIR common shares $ — $ 736,740 Distribution to common shareholders of RMR common stock $ — $ (18,809) CONSOLID ATED S TA TEMENTS OF CASH FLOWS (CONTINUED )

DEBT SUMMARY

DEBT SUMMARY

(dollars in thousands)

	Coupon Rate [1]	Interest Rate [2]	Principal Balance [3]	Maturity Date	Due at Maturity	Years to Maturity
As of December 31, 2016:						
Unsecured Floating Rate Debt:						
Revolving credit facility (LIBOR + 105 bps) [4] [6]	1.761%	1.761%	$ 327,000	3/29/2019	$ 327,000	2.2
Term loan (LIBOR + 115 bps) [5] [6]	1.767%	1.767%	350,000	3/31/2020	350,000	3.2
Subtotal / weighted average unsecured floating rate debt	1.764%	1.764%	677,000		677,000	2.7
Unsecured Fixed Rate Debt:						
Senior notes due 2018	2.850%	2.985%	350,000	2/1/2018	350,000	1.1
Senior notes due 2020	3.600%	3.775%	400,000	2/1/2020	400,000	3.1
Senior notes due 2022	4.150%	4.360%	300,000	2/1/2022	300,000	5.1
Senior notes due 2025	4.500%	4.755%	400,000	2/1/2025	400,000	8.1
Subtotal / weighted average unsecured fixed rate debt	3.781%	3.976%	1,450,000		1,450,000	4.4
Secured Fixed Rate Debt:						
One property (two buildings) in Carlsbad, CA	5.950%	4.200%	17,498	9/1/2017	17,314	0.7
One property (one building) in Harvey, IL	4.500%	3.280%	1,984	6/1/2019	1,902	2.4
One property (one building) in Columbus, OH	4.500%	3.280%	2,381	6/1/2019	2,282	2.4
One property (one building) in Ankeny, IA	3.870%	3.380%	12,360	7/19/2020	12,360	3.6
One property (one building) in Philadelphia, PA [7]	2.617%	4.160%	41,000	8/3/2020	39,635	3.6
One property (one building) in Chester, VA	3.990%	3.480%	48,750	11/1/2020	48,750	3.8
One property (three buildings) in Seattle, WA	3.550%	3.790%	71,000	5/1/2023	71,000	6.3
One property (one building) in Chicago, IL	3.700%	3.590%	50,000	6/1/2023	50,000	6.4
Subtotal / weighted average secured fixed rate debt	3.716%	3.749%	244,973		243,243	4.8
Total / weighted average debt	3.199%	3.321%	$ 2,371,973		$ 2,370,243	4.0

(1) Reflects the interest rate stated in, or determined pursuant to, the contract terms.
(2) Includes the effect of interest rate protection and mark to market accounting for certain mortgages and discounts on senior unsecured notes. Excludes upfront transaction costs.
(3) Principal balance excludes unamortized premiums, discounts and certain issuance costs related to these debts. Total debt outstanding as of December 31, 2016, net of unamortized premiums, discounts and certain issuance costs totaling $20,657, was $2,351,316.
(4) We have a $750,000 revolving credit facility which has a maturity date of March 29, 2019, interest payable on borrowings of LIBOR plus 105 basis points and a facility fee of 20 basis points. Both the interest rate premium and the facility fee for the revolving credit facility are subject to adjustment based on changes to our credit ratings. Upon the payment of an extension fee and meeting other conditions, we have the option to extend the maturity date to March 29, 2020. Principal balance represents the amount outstanding on our $750,000 revolving credit facility at December 31, 2016. Interest rate is as of December 31, 2016 and excludes the 20 basis points facility fee.
(5) We have a $350,000 term loan with a maturity date of March 31, 2020 and an interest rate on the amount outstanding of LIBOR plus 115 basis points. The interest rate premium for the term loan is subject to adjustment based on changes to our credit ratings. Principal balance represents the amount outstanding on our $350,000 term loan at December 31, 2016. Interest rate is as of December 31, 2016.
(6) The maximum borrowing availability under the revolving credit facility and term loan, combined, may be increased to up to $2,200,000 on certain terms and conditions.
(7) Interest is payable at a rate equal to LIBOR plus a premium. The interest charge has been fixed by a cash flow hedge which sets the interest rate at approximately 4.16% until August 3, 2020, which is the maturity date of the mortgage note. Coupon rate is as of December 31, 2016.

Select Income REIT
Supplemental Operating and Financial Data, December 31, 2016
16

DEBT MATURITY SCHEDULE

DEBT MATURITY SCHEDULE

(dollars in thousands)

Scheduled Principal Payments As of December 31, 2016

Year	Unsecured Floating Rate Debt		Unsecured Fixed Rate Debt	Secured Fixed Rate Debt	Total (3)
2017	$ —		$ —	$ 17,571	$ 17,571
2018	—		350,000	304	350,304
2019	327,000	(1)	—	4,926	331,926
2020	350,000	(2)	400,000	101,172	851,172
2021	—		—	—	—
2022	—		300,000	—	300,000
2023	—		—	121,000	121,000
2024	—		—	—	—
2025	—		400,000	—	400,000
Total	$ 677,000		$ 1,450,000	$ 244,973	$ 2,371,973
Percent	28.6%		61.1%	10.3%	100.0%

(1) Represents the amount outstanding on our $750,000 revolving credit facility at December 31, 2016. We have a $750,000 revolving credit facility which has a maturity date of March 29, 2019, interest payable on borrowings of LIBOR plus 105 basis points and a facility fee of 20 basis points. Both the interest rate premium and the facility fee for the revolving credit facility are subject to adjustment based on changes to our credit ratings. Upon the payment of an extension fee and meeting other conditions, we have the option to extend the maturity date to March 29, 2020.

(2) Represents the amount outstanding on our $350,000 term loan at December 31, 2016. We have a $350,000 term loan with a maturity date of March 31, 2020 and an interest rate on the amount outstanding of LIBOR plus 115 basis points. The interest rate premium for the term loan is subject to adjustment based on changes to our credit ratings.

(3) Total debt outstanding as of December 31, 2016, net of unamortized premiums, discounts and certain issuance costs totaling $20,657, was $2,351,316.

Select Income REIT
Supplemental Operating and Financial Data, December 31, 2016
17

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

	As of and For the Three Months Ended				
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Leverage Ratios:					
Total debt (book value) (1) / total gross assets (2)	48.2%	48.4%	48.3%	49.0%	48.7%
Total debt (book value) (1) / gross book value of real estate assets (3)	49.6%	49.9%	49.6%	50.6%	50.1%
Total debt (book value) (1) / total market capitalization (4)	51.1%	49.5%	50.2%	53.7%	57.2%
Secured debt (book value) (1) / total assets	5.3%	6.1%	6.2%	6.1%	6.1%
Variable rate debt (book value) (1) / total debt (book value) (1)	28.7%	29.0%	28.5%	30.0%	29.2%
Coverage Ratios:					
Adjusted EBITDA (5) / interest expense	4.1x	4.0x	4.2x	4.2x	4.4x
Total debt (book value) (1) / annualized Adjusted EBITDA (5)	7.0x	7.1x	6.9x	6.8x	6.7x
Public Debt Covenants:					
Total debt / adjusted total assets (6) (maximum 60%)	49.2%	49.6%	49.7%	50.4%	50.2%
Secured debt / adjusted total assets (6) (maximum 40%)	5.1%	5.9%	6.0%	6.0%	6.0%
Consolidated income available for debt service (7) / annual debt service (minimum 1.50x)	4.4x	4.5x	4.5x	4.6x	4.4x
Total unencumbered assets (6) / unsecured debt (minimum 150%)	203.9%	202.5%	202.4%	198.8%	200.0%

(1) Debt amounts are net of unamortized premiums, discounts and certain issuance costs.
(2) Total gross assets is total assets plus accumulated depreciation.
(3) Gross book value of real estate assets is real estate properties at cost, plus certain acquisition costs, if any, before depreciation and purchase price allocations, less impairment writedowns, if any.
(4) Total market capitalization is total debt plus the market value of our common shares at the end of each period.
(5) See page 23 for the calculation of Adjusted EBITDA and for a reconciliation of net income determined in accordance with GAAP to that amount.
(6) Adjusted total assets and total unencumbered assets include original cost of real estate assets calculated in accordance with GAAP and exclude depreciation and amortization, accounts receivable, other intangible assets and impairment writedowns, if any.
(7) Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, taxes, loss on asset impairment and gains and losses on acquisitions and sales of assets and early extinguishment of debt, determined together with debt service on a pro forma basis for the four consecutive fiscal quarters most recently ended.

Select Income REIT
Supplemental Operating and Financial Data, December 31, 2016
18

CAPITAL EXPENDITURES SUMMARY

CAPITAL EXPENDITURES SUMMARY

(dollars in thousands)

	For the Three Months Ended				
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Tenant improvements [(1)]	$ 3,046	$ 1,343	$ 902	$ 14	$ 192
Leasing costs [(2)]	627	227	121	3,139	303
Building improvements [(3)]	946	561	1,021	104	1,054
Recurring capital expenditures	4,619	2,131	2,044	3,257	1,549
Development, redevelopment and other activities [(4)]	1,274	613	1,187	748	694
Total capital expenditures	$ 5,893	$ 2,744	$ 3,231	$ 4,005	$ 2,243

(1) Tenant improvements include capital expenditures used to improve tenants' space or amounts paid directly to tenants to improve their space.
(2) Leasing costs include leasing related costs, such as brokerage commissions, legal costs and tenant inducements.
(3) Building improvements generally include (i) expenditures to replace obsolete building components and (ii) expenditures that extend the useful life of existing assets.
(4) Development, redevelopment and other activities generally include (i) capital expenditures that are identified at the time of a property acquisition and incurred within a short time period after acquiring the property and (ii) capital expenditure projects that reposition a property or result in new sources of revenues.

Select Income REIT
Supplemental Operating and Financial Data, December 31, 2016
19

PROPERTY ACQUISITIONS AND DISPOSITIONS INFORMATION SINCE 1/1/16

PROPERTY ACQUISITIONS AND DISPOSITIONS INFORMATION SINCE 1/1/16

(dollars and sq. ft. in thousands, except per sq. ft. data)

Acquisitions (1):

Date Acquired	Location	Number of Properties	Number of Buildings	Sq. Ft.	Purchase Price (2)	Purchase Price (2) / Sq. Ft.	Cap Rate (3)	Weighted Average Remaining Lease Term in Years (4)	Percent Leased (5)	Tenant
7/22/2016	Huntsville, AL	1	1	57	$ 10,200	$ 179	8.7%	15.0	100.0%	Digium, Inc.
10/12/2016	Richmond, VA	1	1	50	7,760	155	8.9%	11.3	100.0%	Universal Leaf Tobacco Company, Inc.
Total / Weighted Average		2	2	107	$ 17,960	$ 168	8.8%	13.4	100.0%	

(1) In February 2016, SIR also acquired its joint venture partner's 11% interest in a 344,476 square foot net leased office building located in Duluth, GA for $3,908. As a result of that acquisition, SIR now wholly owns that property. In January 2017, SIR also acquired a land parcel adjacent to one of its properties located in McAlester, OK for $226 in order to expand the building for the existing tenant. These purchase prices exclude acquisition related costs.

(2) Represents the gross purchase price, excluding acquisition related costs, purchase price allocations and assumed mortgage debt, if any.

(3) Represents the ratio of (x) annual straight line rental income, excluding the impact of above and below market lease amortization, based on existing leases as of the date of acquisition, less estimated annual property operating expenses as of the date of acquisition, excluding depreciation and amortization expense, to (y) the acquisition purchase price, including the principal amount of any assumed debt and excluding acquisition related costs.

(4) Average remaining lease term in years is weighted based on rental revenues as of the date acquired.

(5) Percent leased is as of the date acquired.

Dispositions:

SIR has not disposed of any properties since January 1, 2016.

Select Income REIT
Supplemental Operating and Financial Data, December 31, 2016
20

CALCULATION OF PROPERTY NET OPERATING INCOME (NOI) AND CASH BASIS NOI

CALCULATION OF PROPERTY NET OPERATING INCOME (NOI) AND CASH BASIS NOI [1]

(dollars in thousands)

	For the Three Months Ended					For the Year Ended	
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	12/31/2016	12/31/2015
Calculation of NOI and Cash Basis NOI:							
Rental income	$ 96,503	$ 96,037	$ 96,615	$ 97,860	$ 96,750	$ 387,015	$ 364,139
Tenant reimbursements and other income	18,332	18,999	18,289	19,372	18,044	74,992	64,226
Real estate taxes	(11,314)	(10,755)	(10,522)	(10,288)	(10,213)	(42,879)	(37,460)
Other operating expenses	(12,970)	(14,394)	(12,635)	(12,958)	(11,832)	(52,957)	(41,953)
NOI	90,551	89,887	91,747	93,986	92,749	366,171	348,952
Non-cash straight line rent adjustments included in rental income [2]	(5,690)	(6,483)	(6,269)	(6,302)	(6,975)	(24,744)	(27,370)
Lease value amortization included in rental income [2]	(434)	(443)	(419)	(436)	(548)	(1,732)	(3,430)
Lease termination fees included in rental income [2]	—	—	—	—	(75)	—	(123)
Non-cash amortization included in other operating expenses [3]	(213)	(213)	(213)	(213)	(215)	(852)	(430)
Cash Basis NOI	$ 84,214	$ 82,748	$ 84,846	$ 87,035	$ 84,936	$ 338,843	$ 317,599
Reconciliation of Cash Basis NOI and NOI to Net Income:							
Cash Basis NOI	$ 84,214	$ 82,748	$ 84,846	$ 87,035	$ 84,936	$ 338,843	$ 317,599
Non-cash straight line rent adjustments included in rental income [2]	5,690	6,483	6,269	6,302	6,975	24,744	27,370
Lease value amortization included in rental income [2]	434	443	419	436	548	1,732	3,430
Lease termination fees included in rental income [2]	—	—	—	—	75	—	123
Non-cash amortization included in other operating expenses [3]	213	213	213	213	215	852	430
NOI	90,551	89,887	91,747	93,986	92,749	366,171	348,952
Depreciation and amortization	(33,522)	(33,366)	(33,405)	(33,469)	(32,727)	(133,762)	(122,906)
Acquisition related costs	(235)	(13)	—	(58)	(267)	(306)	(21,987)
General and administrative	(6,699)	(7,553)	(7,374)	(6,976)	(6,371)	(28,602)	(25,859)
Loss on asset impairment	(5,484)	—	—	—	—	(5,484)	—
Operating income	44,611	48,955	50,968	53,483	53,384	198,017	178,200
Dividend income	396	397	475	—	1,666	1,268	1,666
Interest expense	(20,737)	(20,690)	(20,584)	(20,609)	(20,175)	(82,620)	(73,885)
Loss on early extinguishment of debt	—	—	—	—	—	—	(6,845)
Loss on distribution to common shareholders of RMR common stock	—	—	—	—	(23,717)	—	(23,717)
Income before income tax expense and equity in earnings (loss) of an investee	24,270	28,662	30,859	32,874	11,158	116,665	75,419
Income tax expense	(78)	(107)	(124)	(139)	(191)	(448)	(515)
Equity in earnings (loss) of an investee	30	13	17	77	(50)	137	20
Net income	$ 24,222	$ 28,568	$ 30,752	$ 32,812	$ 10,917	$ 116,354	$ 74,924

(1) See Definitions of Certain Non-GAAP Financial Measures on page 25 for a definition of NOI and Cash Basis NOI, a description of why we believe they are appropriate supplemental measures and a description of how we use these measures.

(2) We report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

(3) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in other operating expenses.

Select Income REIT
Supplemental Operating and Financial Data, December 31, 2016

21

RECONCILIATION OF NOI TO SAME PROPERTY NOI AND CALCULATION OF SAME PROPERTY CASH BASIS NOI

RECONCILIATION OF NOI TO SAME PROPERTY NOI AND CALCULATION OF SAME PROPERTY CASH BASIS NOI (1)

(dollars in thousands)

	For the Three Months Ended		For the Year Ended	
	12/31/2016	12/31/2015	12/31/2016	12/31/2015
Reconciliation of NOI to Same Property NOI (2)(3):				
Rental income	$ 96,503	$ 96,750	$ 387,015	$ 364,139
Tenant reimbursements and other income	18,332	18,044	74,992	64,226
Real estate taxes	(11,314)	(10,213)	(42,879)	(37,460)
Other operating expenses	(12,970)	(11,832)	(52,957)	(41,953)
NOI	90,551	92,749	366,171	348,952
Less:				
NOI of properties not included in same property results	(1,017)	(338)	(178,027)	(156,746)
Same property NOI	$ 89,534	$ 92,411	$ 188,144	$ 192,206
Calculation of Same Property Cash Basis NOI (2)(3):				
Same property NOI	$ 89,534	$ 92,411	$ 188,144	$ 192,206
Less:				
Non-cash straight line rent adjustments included in rental income (4)	(5,585)	(6,944)	(11,194)	(14,035)
Lease value amortization included in rental income (4)	(553)	(621)	(268)	(425)
Lease termination fees included in rental income (4)	—	(75)	—	(123)
Non-cash amortization included in other operating expenses (5)	(213)	(215)	(536)	(268)
Same property Cash Basis NOI	$ 83,183	$ 84,556	$ 176,146	$ 177,355

(1) See Definitions of Certain Non-GAAP Financial Measures on page 25 for a definition of NOI and Cash Basis NOI, a description of why we believe they are appropriate supplemental measures and a description of how we use these measures.

(2) For the three months ended December 31, 2016, same property NOI and Cash Basis NOI are based on properties we owned as of December 31, 2016, and which we owned continuously since October 1, 2015.

(3) For the year ended December 31, 2016, same property NOI and Cash Basis NOI are based on properties we owned as of December 31, 2016, and which we owned continuously since January 1, 2015.

(4) We report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

(5) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in other operating expenses.

Select Income REIT
Supplemental Operating and Financial Data, December 31, 2016
22

CALCULATION OF EBITDA AND ADJUSTED EBITDA

CALCULATION OF EBITDA AND ADJUSTED EBITDA (1)

(dollars in thousands)

	For the Three Months Ended					For the Year Ended	
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	12/31/2016	12/31/2015
Net income	$ 24,222	$ 28,568	$ 30,752	$ 32,812	$ 10,917	$ 116,354	$ 74,924
Plus: interest expense	20,737	20,690	20,584	20,609	20,175	82,620	73,885
Plus: income tax expense	78	107	124	139	191	448	515
Plus: depreciation and amortization	33,522	33,366	33,405	33,469	32,727	133,762	122,906
EBITDA	78,559	82,731	84,865	87,029	64,010	333,184	272,230
Plus: acquisition related costs	235	13	—	58	267	306	21,987
Plus: general and administrative expense paid in common shares (2)	166	578	607	272	156	1,623	1,751
Plus: loss on asset impairment (3)	5,484	—	—	—	—	5,484	—
Plus: loss on early extinguishment of debt (4)	—	—	—	—	—	—	6,845
Plus: loss on distribution to common shareholders of RMR common stock (5)	—	—	—	—	23,717	—	23,717
Adjusted EBITDA	$ 84,444	$ 83,322	$ 85,472	$ 87,359	$ 88,150	$ 340,597	$ 326,530

(1) See Definitions of Certain Non-GAAP Financial Measures on page 25 for a definition of EBITDA and Adjusted EBITDA and a description of why we believe they are appropriate supplemental measures.
(2) Amount represents the portion of business management fees that were payable in our common shares as well as equity based compensation to our trustees, officers and certain other employees of RMR's operating subsidiary, RMR LLC. Beginning June 1, 2015, all business management fees are paid in cash.
(3) We recorded a $5,484 loss on asset impairment in the fourth quarter of 2016 in connection with one vacant property located in Maynard, MA.
(4) We recorded a $6,845 loss on early extinguishment of debt in the first quarter of 2015 in connection with the termination of a bridge loan and the refinancing of our revolving credit facility and term loan.
(5) Amount represents a non-cash loss recorded as a result of the closing price of RMR common stock being lower than our carrying amount per share on the day we distributed RMR common stock to our shareholders.

Select Income REIT
Supplemental Operating and Financial Data, December 31, 2016

23

CALCULATION OF FUNDS FROM OPERATIONS (FFO) ATTRIBUTED TO SIR AND NORMALIZED FFO ATTRIBUTED TO SIR

CALCULATION OF FUNDS FROM OPERATIONS (FFO) ATTRIBUTED TO SIR AND NORMALIZED FFO ATTRIBUTED TO SIR (1)

(amounts in thousands, except per share data)

	For the Three Months Ended					For the Year Ended	
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	12/31/2016	12/31/2015
Net income attributed to SIR	$ 24,222	$ 28,568	$ 30,752	$ 32,779	$ 10,876	$ 116,321	$ 74,748
Plus: depreciation and amortization	33,522	33,366	33,405	33,469	32,727	133,762	122,906
Plus: loss on asset impairment	5,484	—	—	—	—	5,484	—
Plus: net income allocated to noncontrolling interest	—	—	—	33	41	33	176
Less: FFO allocated to noncontrolling interest	—	—	—	(77)	(118)	(77)	(436)
FFO attributed to SIR	63,228	61,934	64,157	66,204	43,526	255,523	197,394
Plus: acquisition related costs	235	13	—	58	267	306	21,987
Plus: loss on early extinguishment of debt	—	—	—	—	—	—	6,845
Plus: loss on distribution to common shareholders of RMR common stock (2)	—	—	—	—	23,717	—	23,717
Less: normalized FFO from noncontrolling interest, net of FFO	—	—	—	—	—	—	(62)
Normalized FFO attributed to SIR	$ 63,463	$ 61,947	$ 64,157	$ 66,262	$ 67,510	$ 255,829	$ 249,881
Weighted average common shares outstanding - basic	89,331	89,308	89,292	89,286	89,285	89,304	86,699
Weighted average common shares outstanding - diluted	89,335	89,334	89,315	89,295	89,291	89,324	86,708
Net income attributed to SIR per common share - basic and diluted	$ 0.27	$ 0.32	$ 0.34	$ 0.37	$ 0.12	$ 1.30	$ 0.86
FFO attributed to SIR per common share - basic and diluted	$ 0.71	$ 0.69	$ 0.72	$ 0.74	$ 0.49	$ 2.86	$ 2.28
Normalized FFO attributed to SIR per common share - basic and diluted	$ 0.71	$ 0.69	$ 0.72	$ 0.74	$ 0.76	$ 2.86	$ 2.88

(1) See Definitions of Certain Non-GAAP Financial Measures on page 25 for a definition of FFO attributed to SIR and Normalized FFO attributed to SIR, a description of why we believe they are appropriate supplemental measures and a description of how we use these measures.

(2) Amount represents a non-cash loss recorded as a result of the closing price of RMR common stock being lower than our carrying amount per share on the day we distributed RMR common stock to our shareholders.

Select Income REIT
Supplemental Operating and Financial Data, December 31, 2016

24

Select Income REIT Supplemental Operating and Financial Data, December 31, 2016 25 DEFINITIONS OF CER TAIN NON-GAA P FINANCIA L MEASURE S DEFINITIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES NOI and Cash Basis NOI: The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to our property level results of operations. We calculate NOI and Cash Basis NOI as shown on page 21. We define NOI as income from our rental of real estate less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions because we record those amounts as depreciation and amortization. We define Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in other operating expenses. We consider NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of our properties. We use NOI and Cash Basis NOI to evaluate individual and company wide property level performance, and we believe that NOI and Cash Basis NOI provide useful information to investors regarding our results of operations because they reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of our operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income, net income attributed to SIR or operating income as an indicator of our operating performance or as a measure of our liquidity. These measures should be considered in conjunction with net income, net income attributed to SIR and operating income as presented in our Consolidated Statements of Income. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than we do. EBITDA and Adjusted EBITDA: We calculate EBITDA and Adjusted EBITDA as shown on page 23.  We consider EBITDA and Adjusted EBITDA to be appropriate supplemental measures of our operating performance, along with net income, net income attributed to SIR and operating income. We believe that EBITDA and Adjusted EBITDA provide useful information to investors because by excluding the effects of certain historical amounts, such as interest, depreciation and amortization expense, EBITDA and Adjusted EBITDA may facilitate a comparison of current operating performance with our past operating performance. EBITDA and Adjusted EBITDA do not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income attributed to SIR or operating income as an indicator of operating performance or as a measure of our liquidity. These measures should be considered in conjunction with net income, net income attributed to SIR and operating income as presented in our Consolidated Statements of Income. Other real estate companies and REITs may calculate EBITDA and Adjusted EBITDA differently than we do. FFO Attributed to SIR and Normalized FFO Attributed to SIR: We calculate FFO attributed to SIR and Normalized FFO attributed to SIR as shown on page 24. FFO attributed to SIR is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization, loss on asset impairment and the difference between net income and FFO allocated to noncontrolling interest, as well as certain other adjustments currently not applicable to us. Our calculation of Normalized FFO attributed to SIR differs from NAREIT’s definition of FFO because we include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will ultimately be payable when all contingencies for determining any such fees are determined at the end of the calendar year and we exclude acquisition related costs, loss on early extinguishment of debt, loss on distribution to common shareholders of RMR common stock and Normalized FFO from noncontrolling interest, net of FFO, if any. We consider FFO attributed to SIR and Normalized FFO attributed to SIR to be appropriate supplemental measures of operating performance for a REIT, along with net income, net income attributed to a REIT and operating income. We believe that FFO attributed to SIR and Normalized FFO attributed to SIR provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO attributed to SIR and Normalized FFO attributed to SIR may facilitate a comparison of our operating performance between periods and with other REITs. FFO attributed to SIR and Normalized FFO attributed to SIR are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other factors include, but are not limited to, requirements to maintain our qualification for taxation as a REIT, limitations in our credit agreement and public debt covenants, the availability to us of debt and equity capital, our expectation of our future capital requirements and operating performance and our expected needs and availability of cash to pay our obligations. FFO attributed to SIR and Normalized FFO attributed to SIR do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributed to SIR or operating income as an indicator of our operating performance or as a measure of our liquidity. These measures should be considered in conjunction with net income, net income attributed to SIR and operating income as presented in our Consolidated Statements of Income. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than we do.

26 PORTFOLIO INFORMATION 26 19100 Ridgewood Parkway, San Antonio, TX Square Feet: 618,017 Tesoro Corporation (NYSE: TSO) Corporate Headquarters

Select Income REIT Supplemental Operating and Financial Data, December 31, 2016 27 PORTFOLIO SUMMA RY B Y PROPERT Y TYP E PORTFOLIO SUMMARY BY PROPERTY TYPE (dollars and sq. ft. in thousands) (1) See page 21 for the calculation of NOI and Cash Basis NOI and a reconciliation of those amounts to net income determined in accordance with GAAP. As of and For the Three Months Ended December 31, 2016 Mainland Mainland Subtotal Mainland Hawaii Key Statistic Office Industrial Properties Properties Total Number of properties 66 44 110 11 121 Percent of total 54.5% 36.4% 90.9% 9.1% 100.0% Leasable buildings, land parcels and easements 87 46 133 229 362 Percent of total 24.0% 12.7% 36.7% 63.3% 100.0% Total square feet 12,720 14,315 27,035 17,778 44,813 Percent of total 28.4% 31.9% 60.3% 39.7% 100.0% Leased square feet 12,335 14,315 26,650 16,712 43,362 Percent leased 97.0% 100.0% 98.6% 94.0% 96.8% Total revenues $ 72,064 $ 19,937 $ 92,001 $ 22,834 $ 114,835 Percent of total 62.7% 17.4% 80.1% 19.9% 100.0% NOI (1) $ 54,945 $ 17,951 $ 72,896 $ 17,655 $ 90,551 Percent of total 60.7% 19.8% 80.5% 19.5% 100.0% Cash Basis NOI (1) $ 50,797 $ 16,746 $ 67,543 $ 16,671 $ 84,214 Percent of total 60.3% 19.9% 80.2% 19.8% 100.0%

SAME PROPERTY RESULTS OF OPERATIONS

SAME PROPERTY RESULTS OF OPERATIONS

(sq. ft. in thousands)

	As of and For the Three Months Ended (1)		As of and For the Year Ended (2)	
	12/31/2016	12/31/2015	12/31/2016	12/31/2015
Number of Properties:				
Mainland Office	63	63	28	28
Mainland Industrial	44	44	12	12
Subtotal Mainland Properties	107	107	40	40
Hawaii Properties	11	11	11	11
Total	118	118	51	51
Leasable Buildings, Land Parcels and Easements:				
Mainland Office	84	84	39	39
Mainland Industrial	46	46	13	13
Subtotal Mainland Properties	130	130	52	52
Hawaii Properties	229	229	229	229
Total	359	359	281	281
Square Feet (3):				
Mainland Office	12,513	12,513	5,345	5,345
Mainland Industrial	14,315	14,315	4,548	4,548
Subtotal Mainland Properties	26,828	26,828	9,893	9,893
Hawaii Properties	17,778	17,778	17,778	17,778
Total	44,606	44,606	27,671	27,671
Percent Leased (4):				
Mainland Office	96.9%	100.0%	92.8%	100.0%
Mainland Industrial	100.0%	100.0%	100.0%	100.0%
Subtotal Mainland Properties	98.6%	100.0%	96.1%	100.0%
Hawaii Properties	94.0%	94.4%	94.0%	94.4%
Total	96.7%	97.8%	94.8%	96.4%

(1) Consists of properties that we owned continuously since October 1, 2015.
(2) Consists of properties that we owned continuously since January 1, 2015.
(3) Subject to modest adjustments when space is re-measured or re-configured for new tenants and when land leases are converted to building leases.
(4) Includes (i) space being fitted out for occupancy pursuant to existing leases, if any, and (ii) space that is leased but is not occupied or is being offered for sublease by tenants, if any.

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Supplemental Operating and Financial Data, December 31, 2016

28

SAME PROPERTY RESULTS OF OPERATIONS (CONTINUED)

SAME PROPERTY RESULTS OF OPERATIONS (CONTINUED)

(dollars in thousands)

	As of and For the Three Months Ended (1)		As of and For the Year Ended (2)	
	12/31/2016	12/31/2015	12/31/2016	12/31/2015
Total Revenues:				
Mainland Office	$ 70,643	$ 71,355	$ 114,647	$ 116,222
Mainland Industrial	19,937	20,148	27,992	27,716
Subtotal Mainland Properties	90,580	91,503	142,639	143,938
Hawaii Properties	22,834	22,815	91,324	89,856
Total	$ 113,414	$ 114,318	$ 233,963	$ 233,794
NOI (3):				
Mainland Office	$ 53,928	$ 55,669	$ 92,336	$ 95,316
Mainland Industrial	17,951	18,580	24,820	25,060
Subtotal Mainland Properties	71,879	74,249	117,156	120,376
Hawaii Properties	17,655	18,162	70,988	71,830
Total	$ 89,534	$ 92,411	$ 188,144	$ 192,206
Cash Basis NOI (3):				
Mainland Office	$ 49,766	$ 50,621	$ 85,632	$ 86,164
Mainland Industrial	16,746	16,975	23,083	22,884
Subtotal Mainland Properties	66,512	67,596	108,715	109,048
Hawaii Properties	16,671	16,960	67,431	68,307
Total	$ 83,183	$ 84,556	$ 176,146	$ 177,355
NOI % Change:				
Mainland Office	-3.1%		-3.1%	
Mainland Industrial	-3.4%		-1.0%	
Subtotal Mainland Properties	-3.2%		-2.7%	
Hawaii Properties	-2.8%		-1.2%	
Total	-3.1%		-2.1%	
Cash Basis NOI % Change:				
Mainland Office	-1.7%		-0.6%	
Mainland Industrial	-1.3%		0.9%	
Subtotal Mainland Properties	-1.6%		-0.3%	
Hawaii Properties	-1.7%		-1.3%	
Total	-1.6%		-0.7%	

(1) Consists of properties that we owned continuously since October 1, 2015.
(2) Consists of properties that we owned continuously since January 1, 2015.
(3) See page 21 for the calculation of NOI and Cash Basis NOI and a reconciliation of those amounts to net income determined in accordance with GAAP and see page 22 for a calculation and reconciliation of same property NOI and same property Cash Basis NOI.

Select Income REIT
Supplemental Operating and Financial Data, December 31, 2016
29

LEASING SUMMARY

LEASING SUMMARY

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and For the Three Months Ended				
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Properties	121	120	119	119	119
Leasable buildings, land parcels and easements	362	361	360	360	360
Total sq. ft. (1)	44,813	44,763	44,706	44,706	44,706
Square feet leased	43,362	43,333	43,279	43,700	43,712
Percentage leased	96.8%	96.8%	96.8%	97.8%	97.8%
Leasing Activity (Sq. Ft.):					
New leases	100	8	15	42	72
Renewals	253	989	133	438	97
Total	353	997	148	480	169
% Change in GAAP Rent (2):					
New leases	-16.3%	16.4%	-21.9%	19.7%	25.5%
Renewals	35.4%	4.8%	24.6%	13.6%	26.6%
Weighted average	32.0%	4.9%	15.5%	13.9%	26.1%
Leasing Costs and Concession Commitments (3):					
New leases	$ 52	$ 3	$ 66	$ 349	$ 720
Renewals	35	845	25	12,263	27
Total	$ 87	$ 848	$ 91	$ 12,612	$ 747
Leasing Costs and Concession Commitments per Sq. Ft. (3):					
New leases	$ 0.52	$ 0.38	$ 4.40	$ 8.31	$ 10.00
Renewals	$ 0.14	$ 0.85	$ 0.19	$ 28.00	$ 0.28
Total	$ 0.25	$ 0.85	$ 0.61	$ 26.28	$ 4.42
Weighted Average Lease Term by Sq. Ft. (years):					
New leases	3.1	7.0	4.3	21.9	21.7
Renewals	23.1	9.1	13.2	15.3	16.9
Total	17.4	9.1	12.3	15.8	18.9
Leasing Costs and Concession Commitments per Sq. Ft. per Year (3) (4):					
New leases	$ 0.17	$ 0.05	$ 1.02	$ 0.38	$ 0.46
Renewals	$ 0.01	$ 0.09	$ 0.01	$ 1.83	$ 0.02
Total	$ 0.01	$ 0.09	$ 0.05	$ 1.66	$ 0.23

(1) Subject to modest adjustments when space is re-measured or re-configured for new tenants and when land leases are converted to building leases.
(2) Percent difference in prior rents charged for same space. Rents include estimated recurring expense reimbursements and exclude lease value amortization.
(3) Includes commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent.
(4) Amounts are per square foot per year for the weighted average lease term by leased square feet.

The above leasing summary is based on leases entered into during the periods indicated.

Select Income REIT
Supplemental Operating and Financial Data, December 31, 2016
30

OCCUPANCY AND LEASING ANALYSIS BY PROPERTY TYPE

OCCUPANCY AND LEASING ANALYSIS BY PROPERTY TYPE

(sq. ft. in thousands)

Property Type	Total Sq. Ft. (1) As of 12/31/2016	Sq. Ft. Leases Executed During the Three Months Ended 12/31/2016 New	Renewals	Total
Mainland Office	12,720	—	—	—
Mainland Industrial	14,315	—	—	—
Subtotal Mainland Properties	27,035	—	—	—
Hawaii Properties	17,778	100	253	353
Total	44,813	100	253	353

	Sq. Ft. Leased						
Property Type	As of 9/30/2016	9/30/2016 % Leased (2)	Expired	New and Renewals	Acquisitions / (Sales)	As of 12/31/2016	12/31/2016 % Leased
Mainland Office	12,285	97.0%	—	—	50	12,335	97.0%
Mainland Industrial	14,315	100.0%	—	—	—	14,315	100.0%
Subtotal Mainland Properties	26,600	98.6%	—	—	50	26,650	98.6%
Hawaii Properties	16,733	94.1%	(374)	353	—	16,712	94.0%
Total	43,333	96.8%	(374)	353	50	43,362	96.8%

(1) Subject to modest adjustments when space is re-measured or re-configured for new tenants and when land leases are converted to building leases.

(2) Excludes effects of space remeasurements during the period, if any. Percent leased includes (i) space being fitted out for occupancy pursuant to existing leases as of the period, if any, and (ii) space which is leased but is not occupied or is being offered for sublease by tenants, if any.

Select Income REIT
Supplemental Operating and Financial Data, December 31, 2016
31

TENANT DIVERSITY AND CREDIT CHARACTERISTICS

TENANT DIVERSITY AND CREDIT CHARACTERISTICS

As of December 31, 2016

Tenant Industry	% of Annualized Rental Revenue (1)
Technology & Communications	24.1%
Retail & Food	18.6%
Real Estate & Financial	13.0%
Manufacturing & Transportation	11.5%
Energy Services	10.2%
Industrial	8.1%
Legal & Consulting	7.8%
Other	6.7%
	100.0%



% of Annualized Rental Revenue (1)
24.1%
18.6%
13.0%
11.5%
10.2%
8.1%
7.8%
6.7%
Technology & Communications
Retail & Food
Real Estate & Financial
Manufacturing & Transportation
Energy Services
Industrial
Legal & Consulting
Other

Tenant Credit Characteristics	% of Annualized Rental Revenue (1)
Leased Hawaii lands	15.1% (2)
Investment grade rated	39.5% (3)
Unrated or non-investment grade	45.4%
	100.0%



% of Annualized Rental Revenue (1)
15.1%
39.5%
45.4%
Leased Hawaii lands (2)
Investment grade rated (3)
Unrated or non-investment grade

(1) We define annualized rental revenue as the annualized contractual rents, as of December 31, 2016, from tenants pursuant to existing leases, including straight line rent adjustments but excluding lease value amortization. Annualized rental revenue also includes tenant concessions, including free rent and amounts reimbursed to tenants, and estimated recurring expense reimbursements from tenants pursuant to existing leases.

(2) Excludes certain Hawaii lands which are leased by investment grade rated tenants and included in the investment grade rated tenant credit category.

(3) Includes certain Hawaii lands which are leased by investment grade rated tenants.

Select Income REIT
Supplemental Operating and Financial Data, December 31, 2016
32

TENANTS REPRESENTING 1% OR MORE OF TOTAL ANNUALIZED RENTAL REVENUE

TENANTS REPRESENTING 1% OR MORE OF TOTAL ANNUALIZED RENTAL REVENUE

As of December 31, 2016

(sq. ft. in thousands)

	Tenant	Property Type	Sq. Ft. (1)	% of Total Sq. Ft. (1)	% of Annualized Rental Revenue (2)
1.	Shook, Hardy & Bacon L.L.P.	Mainland Office	596	1.4%	3.9%
2.	Tellabs, Inc.	Mainland Office	820	1.9%	3.7%
3.	Amazon.com, Inc.	Mainland Industrial	3,048	7.0%	3.5%
4.	Noble Energy, Inc.	Mainland Office	497	1.1%	3.1%
5.	Bank of America, National Association	Mainland Office	554	1.3%	3.1%
6.	Tesoro Corporation	Mainland Office	618	1.4%	3.0%
7.	Cinram Group, Inc.	Mainland Industrial	1,873	4.3%	2.9%
8.	F5 Networks, Inc.	Mainland Office	299	0.7%	2.9%
9.	WestRock Company	Mainland Office	311	0.7%	2.4%
10.	Orbital ATK, Inc.	Mainland Office	337	0.8%	2.3%
11.	Tyson Foods, Inc.	Mainland Office	248	0.6%	2.1%
12.	Novell, Inc.	Mainland Office	406	0.9%	1.7%
13.	FedEx Corporation	Mainland Office; Mainland Industrial	795	1.8%	1.7%
14.	PNC Bank, National Association	Mainland Office	441	1.0%	1.4%
15.	Allstate Insurance Company	Mainland Office	458	1.1%	1.3%
16.	ServiceNow, Inc.	Mainland Office	149	0.3%	1.3%
17.	Church & Dwight Co., Inc.	Mainland Office	250	0.6%	1.3%
18.	Restoration Hardware, Inc.	Mainland Industrial	1,195	2.8%	1.3%
19.	Tailored Brands, Inc.	Mainland Office	206	0.5%	1.2%
20.	Primerica Life Insurance Company	Mainland Office	344	0.8%	1.2%
21.	United Launch Alliance, LLC	Mainland Industrial	168	0.4%	1.1%
22.	American Tire Distributors, Inc.	Mainland Office	722	1.7%	1.1%
23.	Compass Group USA, Inc.	Mainland Office	227	0.5%	1.1%
24.	The Southern Company	Mainland Office	448	1.0%	1.1%
25.	Red Hat, Inc.	Mainland Office	175	0.4%	1.0%
	Total		15,185	35.0%	50.7%

(1) Pursuant to existing leases as of December 31, 2016 and includes (i) space being fitted out for occupancy, if any, and (ii) space which is leased but is not occupied or is being offered for sublease by tenants, if any.

(2) We define annualized rental revenue as the annualized contractual rents, as of December 31, 2016, from tenants pursuant to existing leases, including straight line rent adjustments but excluding lease value amortization. Annualized rental revenue also includes tenant concessions, including free rent and amounts reimbursed to tenants, and estimated recurring expense reimbursements from tenants pursuant to existing leases.

Select Income REIT
Supplemental Operating and Financial Data, December 31, 2016

33

THREE YEAR LEASE EXPIRATION SCHEDULE BY PROPERTY TYPE

THREE YEAR LEASE EXPIRATION SCHEDULE BY PROPERTY TYPE

As of December 31, 2016

(dollars and sq. ft. in thousands)

		Total		2017		2018		2019		2020 and Thereafter
Mainland Office:										
Total sq. ft.		12,720								
Leased sq. ft. (1)		12,335		135		753		206		11,241
Percent				1.1%		6.1%		1.7%		91.1%
Annualized rental revenue (2)	$	282,541	$	2,519	$	9,397	$	4,292	$	266,333
Percent				0.9%		3.3%		1.5%		94.3%
Mainland Industrial:										
Total sq. ft.		14,315								
Leased sq. ft. (1)		14,315		93		55		95		14,072
Percent				0.6%		0.4%		0.7%		98.3%
Annualized rental revenue (2)	$	80,469	$	1,332	$	1,004	$	585	$	77,548
Percent				1.7%		1.2%		0.7%		96.4%
Subtotal Mainland Properties:										
Total sq. ft.		27,035								
Leased sq. ft. (1)		26,650		228		808		301		25,313
Percent				0.9%		3.0%		1.1%		95.0%
Annualized rental revenue (2)	$	363,010	$	3,851	$	10,401	$	4,877	$	343,881
Percent				1.1%		2.9%		1.3%		94.7%
Hawaii Properties:										
Total sq. ft.		17,778								
Leased sq. ft. (1)		16,712		257		185		1,638		14,632
Percent				1.5%		1.1%		9.8%		87.6%
Annualized rental revenue (2)	$	90,771	$	1,433	$	1,430	$	3,948	$	83,960
Percent				1.6%		1.6%		4.3%		92.5%
Total:										
Total sq. ft.		44,813								
Leased sq. ft. (1)		43,362		485		993		1,939		39,945
Percent				1.1%		2.3%		4.5%		92.1%
Annualized rental revenue (2)	$	453,781	$	5,284	$	11,831	$	8,825	$	427,841
Percent				1.2%		2.6%		1.9%		94.3%

(1) Pursuant to existing leases as of December 31, 2016 and includes (i) space being fitted out for occupancy, if any, and (ii) space which is leased but is not occupied, or is being offered for sublease, if any.

(2) We define annualized rental revenue as the annualized contractual rents, as of December 31, 2016, from tenants pursuant to existing leases, including straight line rent adjustments but excluding lease value amortization. Annualized rental revenue also includes tenant concessions, including free rent and amounts reimbursed to tenants, and estimated recurring expense reimbursements from tenants pursuant to existing leases.

Select Income REIT
Supplemental Operating and Financial Data, December 31, 2016
34

PORTFOLIO LEASE EXPIRATION SCHEDULE

PORTFOLIO LEASE EXPIRATION SCHEDULE

As of December 31, 2016

(dollars and sq. ft. in thousands)

Period / Year	Number of Tenants	Rented Square Feet Expiring (1)	% of Total Rented Square Feet Expiring (1)	Cumulative % of Total Rented Square Feet Expiring (1)	Annualized Rental Revenue Expiring (2)	% of Total Annualized Rental Revenue Expiring (2)	Cumulative % of Total Annualized Rental Revenue Expiring (2)
2017	17	485	1.1%	1.1%	$ 5,284	1.2%	1.2%
2018	26	993	2.3%	3.4%	11,831	2.6%	3.8%
2019	19	1,939	4.5%	7.9%	8,825	1.9%	5.7%
2020	16	1,009	2.3%	10.2%	9,207	2.0%	7.7%
2021	20	1,442	3.3%	13.5%	12,716	2.8%	10.5%
2022	69	3,847	8.9%	22.4%	49,059	10.8%	21.3%
2023	24	2,943	6.8%	29.2%	38,394	8.5%	29.8%
2024	23	7,001	16.1%	45.3%	68,684	15.1%	44.9%
2025	17	1,770	4.1%	49.4%	26,263	5.8%	50.7%
2026	8	1,701	3.9%	53.3%	26,166	5.8%	56.5%
Thereafter	105	20,232	46.7%	100.0%	197,352	43.5%	100.0%
Total	344	43,362	100.0%		$ 453,781	100.0%	
Weighted average remaining lease term (in years)		10.5			10.1		

(1) Rented square feet is pursuant to existing leases as of December 31, 2016, and includes (i) space being fitted out for occupancy pursuant to existing leases, if any, and (ii) space which is leased but is not occupied or is being offered for sublease by tenants, if any.

(2) We define annualized rental revenue as the annualized contractual rents, as of December 31, 2016, from tenants pursuant to existing leases, including straight line rent adjustments but excluding lease value amortization. Annualized rental revenue also includes tenant concessions, including free rent and amounts reimbursed to tenants, and estimated recurring expense reimbursements from tenants pursuant to existing leases.

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Supplemental Operating and Financial Data, December 31, 2016
35

Select Income REIT Supplemental Operating and Financial Data, December 31, 2016 36 HA W AII LAND RENT RESET SUMMA RY HAWAII LAND RENT RESET SUMMARY (dollars and sq. ft. in thousands) Historical Hawaii Land Rent Resets: For the Three Months Ended 12/31/2016 9/30/2016 6/30/2016 3/31/2016 12/31/2015 Number of leases subject to resets — 1 — — 1 Square feet — 86 — — 70 Percent change in GAAP rent (1) —% 43.0% —% —% 44.3% Scheduled Hawaii Land Rent Resets: As of December 31, 2016 Number Annualized of Resets Sq. Ft. Rental Revenue (2) 2017 5 303 $ 1,681 2018 8 380 2,525 2019 20 2,498 10,811 2020 and Thereafter 39 2,823 19,608 Total 72 6,004 $ 34,625 (1) Percent difference in prior rents charged for same space. Reset rents include estimated recurring expense reimbursements and exclude lease value amortization. (2) We define annualized rental revenue as the annualized contractual rents, as of December 31, 2016, from tenants pursuant to existing leases, including straight line rent adjustments but excluding lease value amortization. Annualized rental revenue also includes tenant concessions, including free rent and amounts reimbursed to tenants, and estimated recurring expense reimbursements from tenants pursuant to existing leases.

37EXHIBIT Mapunapuna Ground Leases, Honolulu, HI 129 leasable land parcels and easements Approximate Square Feet: 6,541,000 37

PROPERTY DETAIL

PROPERTY DETAIL

As of December 31, 2016

(dollars and square feet in thousands)

EXHIBIT A

	Property	City	State	Number of Buildings & Contiguous Land Parcels (1)	Property Type		Square Feet	% Leased	Annualized Rental Revenue (2)	Undepreciated Carrying Value (3)	Depreciated Carrying Value (3)	Date Acquired (4)	Weighted Average Year Built or Substantially Renovated (5)
1.	Inverness Center	Birmingham	AL	3	Mainland Office	Building	448	100.0%	$ 4,843	$ 38,631	$ 33,710	12/9/2010; 4/17/2015	1985
2.	Cinram Distribution Center	Huntsville	AL	1	Mainland Industrial	Building	1,371	100.0%	9,210	73,001	65,702	8/31/2012	2007
3.	445 Jan Davis Drive	Huntsville	AL	1	Mainland Office	Building	57	100.0%	927	10,286	10,189	7/22/2016	2007
4.	4501 Industrial Drive	Fort Smith	AR	1	Mainland Industrial	Building	64	100.0%	465	4,385	4,218	1/29/2015	2013
5.	16001 North 28th Avenue	Phoenix	AZ	1	Mainland Office	Building	106	100.0%	1,845	13,692	13,233	4/16/2015	2007
6.	2149 West Dunlap Avenue	Phoenix	AZ	1	Mainland Office	Building	123	100.0%	2,437	20,110	19,418	1/29/2015	1983
7.	Regents Center	Tempe	AZ	2	Mainland Office	Building	101	100.0%	1,847	13,213	8,526	6/30/1999	1988
8.	Campbell Place	Carlsbad	CA	2	Mainland Office	Building	95	100.0%	2,598	21,314	19,408	9/21/2012	2007
9.	Folsom Corporate Center	Folsom	CA	1	Mainland Office	Building	96	100.0%	3,418	28,954	25,128	12/17/2010	2009
10.	Bayside Technology Park	Fremont	CA	1	Mainland Office	Building	101	100.0%	2,162	10,581	9,593	3/19/2009	1990
11.	100 Redwood Shores Parkway	Redwood City	CA	1	Mainland Office	Building	63	100.0%	3,095	35,531	34,418	1/29/2015	2014
12.	3875 Atherton Road	Rocklin	CA	1	Mainland Office	Building	19	100.0%	410	4,180	3,989	1/29/2015	1991
13.	2090 Fortune Drive	San Jose	CA	1	Mainland Office	Building	72	100.0%	914	7,698	7,602	1/29/2015	2014
14.	2115 O'Nel Drive	San Jose	CA	1	Mainland Office	Building	99	100.0%	3,138	33,098	31,895	1/29/2015	2013
15.	6448-6450 Via Del Oro	San Jose	CA	1	Mainland Office	Building	76	100.0%	1,736	14,737	14,182	1/29/2015	1983
16.	North First Street	San Jose	CA	1	Mainland Office	Building	64	100.0%	1,959	14,494	13,894	12/23/2013	2013
17.	Rio Robles Drive	San Jose	CA	3	Mainland Office	Building	186	100.0%	4,590	44,924	42,800	12/23/2013	2011
18.	2450 & 2500 Walsh Avenue	Santa Clara	CA	2	Mainland Office	Building	132	100.0%	4,489	44,797	43,043	1/29/2015	2014
19.	3250 and 3260 Jay Street	Santa Clara	CA	2	Mainland Office	Building	149	100.0%	6,018	63,959	61,465	1/29/2015	2013
20.	350 West Java Drive	Sunnyvale	CA	1	Mainland Office	Building	96	100.0%	2,859	24,013	22,715	11/15/2012	2012
21.	7958 South Chester Street	Centennial	CO	1	Mainland Office	Building	168	100.0%	5,030	31,013	29,894	1/29/2015	2000
22.	350 Spectrum Loop	Colorado Springs	CO	1	Mainland Office	Building	156	100.0%	2,713	23,265	22,299	1/29/2015	2000
23.	955 Aeroplaza Drive	Colorado Springs	CO	1	Mainland Industrial	Building	125	100.0%	896	8,212	7,857	1/29/2015	2012
24.	13400 East 39th Avenue and 3800 Wheeling Street	Denver	CO	2	Mainland Industrial	Building	394	100.0%	1,367	16,101	15,472	1/29/2015	1996
25.	333 Inverness Drive South	Englewood	CO	1	Mainland Office	Building	140	100.0%	2,389	15,446	14,062	6/15/2012	1998
26.	150 Greenhorn Drive	Pueblo	CO	1	Mainland Industrial	Building	54	100.0%	545	4,377	4,177	1/29/2015	2013
27.	2 Tower Drive	Wallingford	CT	1	Mainland Industrial	Building	62	100.0%	406	3,644	3,084	10/24/2006	1978
28.	1 Targeting Center	Windsor	CT	1	Mainland Office	Building	97	100.0%	1,119	9,076	8,278	7/20/2012	1999
29.	235 Great Pond Road	Windsor	CT	1	Mainland Industrial	Building	171	100.0%	1,383	11,869	10,823	7/20/2012	2004
30.	10350 NW 112th Avenue	Miami	FL	1	Mainland Office	Building	79	100.0%	3,026	23,469	22,513	1/29/2015	2002
31.	2100 NW 82nd Ave	Miami	FL	1	Mainland Industrial	Building	37	100.0%	265	1,897	1,237	3/19/1998	2013

(1) Land parcels include four easements.
(2) We define annualized rental revenue as the annualized contractual rents, as of December 31, 2016, from tenants pursuant to existing leases, including straight line rent adjustments but excluding lease value amortization. Annualized rental revenue also includes tenant concessions, including free rent and amounts reimbursed to tenants, and estimated recurring expense reimbursements from tenants pursuant to existing leases.
(3) Excludes the value of real estate intangibles.
(4) Date acquired is the date we acquired the property or the date our former parent entity acquired the property for those properties that our former parent entity contributed to us in February 2012 in connection with our initial public offering.
(5) Weighted based on square feet.

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Supplemental Operating and Financial Data, December 31, 2016

38

PROPERTY DETAIL (CONTINUED)

PROPERTY DETAIL (CONTINUED)

As of December 31, 2016

(dollars and square feet in thousands)

EXHIBIT A

	Property	City	State	Number of Buildings & Contiguous Land Parcels [1]	Property Type		Square Feet	% Leased	Annualized Rental Revenue [2]	Undepreciated Carrying Value [3]	Depreciated Carrying Value [3]	Date Acquired [4]	Weighted Average Year Built or Substantially Renovated [5]
32.	One Primerica Parkway	Duluth	GA	1	Mainland Office	Building	344	100.0%	5,221	57,333	54,916	1/29/2015	2013
33.	King Street Ground Lease	Honolulu	HI	1	Hawaii Properties	Land	21	100.0%	237	1,342	1,342	12/5/2003	—
34.	Mapunapuna Ground Leases	Honolulu	HI	129	Hawaii Properties	Land	6,541	100.0%	49,051	344,478	341,291	12/5/2003;11/21/2012	—
35.	Safeway Shopping Center	Honolulu	HI	3	Hawaii Properties	Land	158	100.0%	3,407	11,604	11,519	12/5/2003	—
36.	Salt Lake Shopping Center	Honolulu	HI	2	Hawaii Properties	Land	334	100.0%	1,702	9,660	9,660	12/5/2003	—
37.	Sand Island Buildings	Honolulu	HI	8	Hawaii Properties	Building	295	98.2%	4,917	39,133	33,003	12/5/2003;11/23/2004	1974
38.	Sand Island Ground Leases	Honolulu	HI	40	Hawaii Properties	Land	2,152	100.0%	16,343	92,435	92,378	12/5/2003	—
39.	Waiwai Ground Leases	Honolulu	HI	2	Hawaii Properties	Land	45	—%	—	2,567	2,419	12/5/2003	—
40.	Campbell Buildings	Kapolei	HI	5	Hawaii Properties	Building	285	100.0%	3,328	24,167	19,214	6/15/2005	1978
41.	Campbell Easements	Kapolei	HI	3	Hawaii Properties	Land	—	—%	— [6]	10,496	10,496	6/15/2005	—
42.	Campbell Ground Leases	Kapolei	HI	35	Hawaii Properties	Land	7,901	87.1%	11,535	103,353	103,083	6/15/2005	—
43.	Waipahu Ground Lease	Waipahu	HI	1	Hawaii Properties	Land	44	100.0%	250	717	717	12/5/2003	—
44.	5500 SE Delaware Avenue	Ankeny	IA	1	Mainland Industrial	Building	450	100.0%	1,687	19,194	18,380	1/29/2015	2012
45.	951 Trails Road	Eldridge	IA	1	Mainland Industrial	Building	172	100.0%	1,021	8,695	6,817	4/2/2007	2001
46.	8305 NW 62nd Avenue	Johnston	IA	1	Mainland Office	Building	199	100.0%	3,240	34,008	32,498	1/29/2015	2011
47.	2300 N 33rd Ave	Newton	IA	1	Mainland Industrial	Building	317	100.0%	1,458	13,823	11,063	9/29/2008	2008
48.	7121 South Fifth Avenue	Pocatello	ID	1	Mainland Industrial	Building	33	100.0%	370	4,746	4,544	1/29/2015	2007
49.	400 South Jefferson Street	Chicago	IL	1	Mainland Office	Building	248	100.0%	9,591	90,479	86,968	1/29/2015	2012
50.	1230 West 171st Street	Harvey	IL	1	Mainland Industrial	Building	40	100.0%	430	2,473	2,393	1/29/2015	2004
51.	475 Bond Street	Lincolnshire	IL	1	Mainland Industrial	Building	223	100.0%	1,607	20,958	20,189	1/29/2015	2000
52.	1415 West Diehl Road	Naperville	IL	1	Mainland Office	Building	820	100.0%	16,766	188,475	176,463	4/1/2014	2001
53.	5156 American Road	Rockford	IL	1	Mainland Industrial	Building	38	100.0%	173	1,929	1,856	1/29/2015	1996
54.	440 North Fairway Drive	Vernon Hills	IL	1	Mainland Office	Building	100	100.0%	1,679	13,977	13,174	10/15/2013	2009
55.	Capitol Tower	Topeka	KS	1	Mainland Office	Building	144	100.0%	2,612	17,616	15,825	7/30/2012	2006
56.	The Atrium at Circleport II	Erlanger	KY	1	Mainland Office	Building	86	100.0%	1,210	13,032	9,303	6/30/2003	1999
57.	17200 Manchac Park Lane	Baton Rouge	LA	1	Mainland Industrial	Building	125	100.0%	849	10,560	10,135	1/29/2015	2014
58.	209 South Bud Street	Lafayette	LA	1	Mainland Industrial	Building	60	100.0%	511	5,256	5,038	1/29/2015	2010
59.	300 and 330 Billerica Road	Chelmsford	MA	2	Mainland Office	Building	209	53.1%	1,505	18,635	16,790	1/18/2011;9/27/2012	2001
60.	111 Powdermill Road	Maynard	MA	1	Mainland Office	Building	287	—%	—	24,427	18,000	3/30/2007	1990
61.	314 Littleton Road	Westford	MA	1	Mainland Office	Building	175	100.0%	4,577	33,944	32,485	1/29/2015	2013

(1) Land parcels include four easements.
(2) We define annualized rental revenue as the annualized contractual rents, as of December 31, 2016, from tenants pursuant to existing leases, including straight line rent adjustments but excluding lease value amortization. Annualized rental revenue also includes tenant concessions, including free rent and amounts reimbursed to tenants, and estimated recurring expense reimbursements from tenants pursuant to existing leases.
(3) Excludes the value of real estate intangibles.
(4) Date acquired is the date we acquired the property or the date our former parent entity acquired the property for those properties that our former parent entity contributed to us in February 2012 in connection with our initial public offering.
(5) Weighted based on square feet.
(6) Excludes annual tenant percentage rent generally received and recognized during the first quarter of each year for the previous year. Percentage rent recognized during the first quarter of 2016 totaled $846.

Select Income REIT
Supplemental Operating and Financial Data, December 31, 2016

39

PROPERTY DETAIL (CONTINUED)

PROPERTY DETAIL (CONTINUED)

As of December 31, 2016

(dollars and square feet in thousands)

EXHIBIT A

	Property	City	State	Number of Buildings & Contiguous Land Parcels (1)	Property Type		Square Feet	% Leased	Annualized Rental Revenue (2)	Undepreciated Carrying Value (3)	Depreciated Carrying Value (3)	Date Acquired (4)	Weighted Average Year Built or Substantially Renovated (5)
62.	7001 Columbia Gateway Drive	Columbia	MD	1	Mainland Office	Building	120	100.0%	3,720	28,292	25,833	12/21/2012	2008
63.	4000 Principio Parkway	North East	MD	1	Mainland Industrial	Building	1,195	100.0%	5,803	75,804	72,377	1/29/2015	2012
64.	3550 Green Court	Ann Arbor	MI	1	Mainland Office	Building	82	100.0%	1,625	13,018	11,947	12/21/2012	1998
65.	3800 Midlink Drive	Kalamazoo	MI	1	Mainland Industrial	Building	158	100.0%	2,185	43,229	41,284	1/29/2015	2014
66.	2401 Cram Avenue SE	Bemidji	MN	1	Mainland Industrial	Building	22	100.0%	183	2,237	2,135	1/29/2015	2013
67.	110 Stanbury Industrial Drive	Brookfield	MO	1	Mainland Industrial	Building	16	100.0%	190	2,059	1,970	1/29/2015	2012
68.	2555 Grand Boulevard	Kansas City	MO	1	Mainland Office	Building	596	100.0%	17,812	78,824	76,207	7/31/2015	2003
69.	628 Patton Avenue	Asheville	NC	1	Mainland Industrial	Building	33	100.0%	180	2,014	1,941	1/29/2015	1994
70.	2300 and 2400 Yorkmont Road	Charlotte	NC	2	Mainland Office	Building	284	100.0%	6,253	47,105	45,088	1/29/2015	1995
71.	3900 NE 6th Street	Minot	ND	1	Mainland Industrial	Building	24	100.0%	341	3,923	3,769	1/29/2015	2013
72.	1415 West Commerce Way	Lincoln	NE	1	Mainland Industrial	Building	222	100.0%	1,094	10,718	10,310	1/29/2015	2000
73.	18010 and 18020 Burt Street	Omaha	NE	2	Mainland Office	Building	203	100.0%	3,993	49,842	47,579	1/29/2015	2012
74.	309 Dulty's Lane	Burlington	NJ	1	Mainland Industrial	Building	634	100.0%	3,325	53,000	50,537	1/29/2015	2001
75.	500 Charles Ewing Boulevard	Ewing	NJ	1	Mainland Office	Building	250	100.0%	5,940	74,374	71,064	1/29/2015	2012
76.	725 Darlington Avenue	Mahwah	NJ	1	Mainland Industrial	Building	167	100.0%	2,292	18,045	17,390	4/9/2014	2010
77.	One Jefferson Road	Parsippany	NJ	1	Mainland Office	Building	100	100.0%	4,216	19,107	18,672	11/13/2015	2009
78.	299 Jefferson Road	Parsippany	NJ	1	Mainland Office	Building	151	100.0%	4,031	30,970	29,721	1/29/2015	2011
79.	2375 East Newlands Road	Fernley	NV	1	Mainland Industrial	Building	338	100.0%	1,471	18,700	17,863	1/29/2015	2007
80.	55 Commerce Avenue	Albany	NY	1	Mainland Industrial	Building	125	100.0%	1,091	11,284	10,795	1/29/2015	2013
81.	8687 Carling Road	Liverpool	NY	1	Mainland Office	Building	38	100.0%	746	5,564	4,191	1/6/2006	2007
82.	1212 Pittsford - Victor Road	Pittsford	NY	1	Mainland Office	Building	55	100.0%	1,024	5,531	4,353	11/30/2004	2003
83.	500 Canal View Boulevard	Rochester	NY	1	Mainland Office	Building	95	100.0%	1,563	15,404	10,915	1/6/2006	1997
84.	32150 Just Imagine Drive	Avon	OH	1	Mainland Industrial	Building	645	100.0%	3,479	25,480	21,066	5/29/2009	2000
85.	1415 Industrial Drive	Chillicothe	OH	1	Mainland Industrial	Building	44	100.0%	362	4,465	4,309	1/29/2015	2012
86.	2231 Schrock Road	Columbus	OH	1	Mainland Office	Building	42	100.0%	692	5,451	5,236	1/29/2015	1999
87.	5300 Centerpoint Parkway	Groveport	OH	1	Mainland Industrial	Building	581	100.0%	2,877	32,563	31,132	1/29/2015	2014
88.	200 Orange Point Drive	Lewis Center	OH	1	Mainland Industrial	Building	125	100.0%	1,038	9,913	9,500	1/29/2015	2013
89.	301 Commerce Drive	South Point	OH	1	Mainland Industrial	Building	75	100.0%	485	5,130	4,913	1/29/2015	2013
90.	2820 State Highway 31	McAlester	OK	1	Mainland Industrial	Building	24	100.0%	218	2,627	2,520	1/29/2015	2012
91.	501 Ridge Avenue	Hanover	PA	1	Mainland Industrial	Building	502	100.0%	3,739	27,030	22,423	9/24/2008	1965

(1) Land parcels include four easements.
(2) We define annualized rental revenue as the annualized contractual rents, as of December 31, 2016, from tenants pursuant to existing leases, including straight line rent adjustments but excluding lease value amortization. Annualized rental revenue also includes tenant concessions, including free rent and amounts reimbursed to tenants, and estimated recurring expense reimbursements from tenants pursuant to existing leases.
(3) Excludes the value of real estate intangibles.
(4) Date acquired is the date we acquired the property or the date our former parent entity acquired the property for those properties that our former parent entity contributed to us in February 2012 in connection with our initial public offering.
(5) Weighted based on square feet.

Select Income REIT
Supplemental Operating and Financial Data, December 31, 2016
40

PROPERTY DETAIL (CONTINUED)

PROPERTY DETAIL (CONTINUED)

As of December 31, 2016

(dollars and square feet in thousands)

EXHIBIT A

	Property	City	State	Number of Buildings & Contiguous Land Parcels (1)	Property Type		Square Feet	% Leased	Annualized Rental Revenue (2)	Undepreciated Carrying Value (3)	Depreciated Carrying Value (3)	Date Acquired (4)	Weighted Average Year Built or Substantially Renovated (5)
92.	8800 Tinicum Boulevard	Philadelphia	PA	1	Mainland Office	Building	441	100.0%	6,451	71,016	67,800	1/29/2015	2000
93.	9680 Old Bailes Road	Fort Mill	SC	1	Mainland Office	Building	60	100.0%	767	8,857	8,471	1/29/2015	2007
94.	996 Paragon Way	Rock Hill	SC	1	Mainland Industrial	Building	945	100.0%	3,041	38,520	36,799	1/29/2015	2014
95.	510 John Dodd Road	Spartanburg	SC	1	Mainland Industrial	Building	1,016	100.0%	4,664	61,298	58,519	1/29/2015	2012
96.	4836 Hickory Hill Road	Memphis	TN	1	Mainland Industrial	Building	646	100.0%	1,699	12,310	11,765	12/23/2014	2007
97.	2020 Joe B. Jackson Parkway	Murfreesboro	TN	1	Mainland Industrial	Building	1,016	100.0%	5,045	62,759	60,111	1/29/2015	2012
98.	16001 North Dallas Parkway	Addison	TX	2	Mainland Office	Building	554	100.0%	14,175	105,724	96,371	1/16/2013	1996
99.	2115-2116 East Randol Mill Road	Arlington	TX	1	Mainland Office	Building	183	100.0%	1,043	13,242	12,510	1/29/2015	1989
100.	Research Park	Austin	TX	2	Mainland Industrial	Building	149	100.0%	2,336	15,463	9,467	6/16/1999	1999
101.	1001 Noble Energy Way	Houston	TX	1	Mainland Office	Building	497	100.0%	14,213	121,886	116,223	1/29/2015	1998
102.	10451 Clay Road	Houston	TX	1	Mainland Office	Building	97	100.0%	2,789	27,012	25,967	1/29/2015	2013
103.	6380 Rogerdale Road	Houston	TX	1	Mainland Office	Building	206	100.0%	5,530	46,880	45,288	1/29/2015	2006
104.	4421 W. John Carp. Freeway	Irving	TX	1	Mainland Office	Building	54	100.0%	655	5,974	3,267	3/19/1998	1995
105.	8675,8701-8711 Freeport Pkwy and 8901 Esters Boulevard	Irving	TX	3	Mainland Office	Building	458	100.0%	6,038	81,610	78,289	1/29/2015	1990
106.	1511 East Common Street	New Braunfels	TX	1	Mainland Office	Building	63	100.0%	1,076	14,412	13,851	1/29/2015	2005
107.	2900 West Plano Parkway	Plano	TX	1	Mainland Office	Building	191	100.0%	1,420	27,491	26,423	1/29/2015	1998
108.	3400 West Plano Parkway	Plano	TX	1	Mainland Office	Building	235	100.0%	1,485	34,392	32,888	1/29/2015	1994
109.	19100 Ridgewood Parkway	San Antonio	TX	1	Mainland Office	Building	618	100.0%	13,809	192,538	183,533	1/29/2015	2008
110.	3600 Wiseman Boulevard	San Antonio	TX	1	Mainland Office	Building	100	100.0%	3,003	15,423	14,277	3/19/2013	2004
111.	1800 Novell Place	Provo	UT	1	Mainland Office	Building	406	100.0%	7,940	85,640	76,595	6/1/2012	2000
112.	4885-4931 North 300 West	Provo	UT	2	Mainland Office	Building	125	100.0%	3,649	29,338	26,852	2/28/2013	2009
113.	1095 South 4800 West	Salt Lake City	UT	1	Mainland Industrial	Building	150	100.0%	1,107	8,413	8,082	1/29/2015	2012
114.	1901 Meadowville Technology Parkway	Chester	VA	1	Mainland Industrial	Building	1,016	100.0%	6,343	71,511	68,276	1/29/2015	2012
115.	501 South 5th Street	Richmond	VA	1	Mainland Office	Building	311	100.0%	10,868	123,672	114,063	7/2/2013	2009
116.	Parham Place	Richmond	VA	3	Mainland Office	Building	89	100.0%	1,603	9,864	9,605	7/20/2015	2013
117.	9201 Forest Hill Avenue	Richmond	VA	1	Mainland Office	Building	50	100.0%	1,109	6,094	6,064	10/12/2016	1985
118.	1751 Blue Hills Drive	Roanoke	VA	1	Mainland Industrial	Building	399	100.0%	1,874	23,760	22,796	1/29/2015	2003
119.	Orbital Sciences Campus	Sterling	VA	3	Mainland Office	Building	337	100.0%	10,359	72,165	65,810	11/29/2012	2000
120.	181 Battaile Drive	Winchester	VA	1	Mainland Industrial	Building	308	100.0%	1,363	14,341	10,898	4/20/2006	1987
121.	351, 401, 501 Elliott Ave West	Seattle	WA	3	Mainland Office	Building	300	100.0%	12,983	129,633	125,109	1/29/2015	2000
				362			**44,813**	**96.8%**	**$ 453,781**	**$ 4,142,420**	**$ 3,899,792**		**2004**

(1) Land parcels include four easements.
(2) We define annualized rental revenue as the annualized contractual rents, as of December 31, 2016, from tenants pursuant to existing leases, including straight line rent adjustments but excluding lease value amortization. Annualized rental revenue also includes tenant concessions, including free rent and amounts reimbursed to tenants, and estimated recurring expense reimbursements from tenants pursuant to existing leases.
(3) Excludes the value of real estate intangibles.
(4) Date acquired is the date we acquired the property or the date our former parent entity acquired the property for those properties that our former parent entity contributed to us in February 2012 in connection with our initial public offering.
(5) Weighted based on square feet.

Select Income REIT
Supplemental Operating and Financial Data, December 31, 2016

41